UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NELNET, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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121 SOUTH 13TH STREET SUITE 201 LINCOLN, NE 68508	p 402.458.2370 f 402.458.2399	www.nelnet.net NELNET, INC.

April 15, 2011

Dear Shareholder:

On behalf of the Board of Directors, we are pleased to invite you to Nelnet, Inc.’s Annual Shareholders’ Meeting on Thursday, May 26, 2011 at the Embassy Suites, 1040 P Street, Lincoln, Nebraska at 8:30 a.m., Central Time.  The notice of the meeting and proxy statement on the following pages contain information about the meeting.

Your participation in the Annual Meeting is important.  We hope that you will be able to attend the meeting and encourage you to read our annual report and proxy statement.  At the meeting, members of the Company’s management team will discuss the Company’s results of operations and business plans and will be available to answer your questions.  Regardless of whether you plan to attend, we urge you to vote your proxy at your earliest convenience.

Thank you for your support of Nelnet, Inc.

Sincerely,

Michael S. Dunlap
Chairman of the Board of Directors and Chief Executive Officer

Nelnet, Inc.
121 South 13th Street, Suite 201, Lincoln, Nebraska 68508

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 15, 2011

TIME AND DATE	8:30 a.m., Central Time, on Thursday, May 26, 2011

PLACE	Embassy Suites 1040 P Street Lincoln, Nebraska 68508

ITEMS OF BUSINESS
(1)  To elect eight directors nominated by the Board of Directors to serve until the 2012 Annual Meeting of Shareholders
(2)  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011
(3)  To conduct an advisory vote on executive compensation
(4)  To conduct an advisory vote on the frequency of future advisory votes on executive compensation
(5)  To transact such other business if properly introduced

RECORD DATE	You can vote if you were a shareholder as of the close of business on March 30, 2011.

OTHER INFORMATION
The 2011 Letter to Shareholders from the Chairman of the Board of Directors and Chief Executive Officer and our 2010 Annual Report on Form 10-K, which are not part of the proxy soliciting materials, are enclosed.

PROXY VOTING
The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted.  Instructions on how to vote are contained in our proxy statement and in the Notice of Internet Availability of Proxy Materials.  The Board of Directors encourages you to attend the meeting in person.  Whether or not you plan to attend the meeting, we ask you to vote over the Internet as described in those materials as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting.  Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date, and return the proxy/voting instruction card in the envelope provided.  If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.  We recommend you vote by proxy even if you plan to attend the meeting.

By Order of the Board of Directors,
William J. Munn
Corporate Secretary
Nelnet, Inc.

NELNET, INC.
2011 PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT
General Information	1

VOTING	2

PROPOSAL 1- ELECTION OF DIRECTORS
Nominees	5

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics for Directors, Officers, and Employees	8
Board Composition and Director Independence	8
Governance Guidelines of the Board	8
Board Diversity	9
The Board’s Role in Risk Oversight	9
Board Leadership Structure	9
Board Committees	10
Meetings of the Board	11
Attendance at Annual Meetings of Shareholders	12
Director Compensation Table for Fiscal Year 2010	12
Matching Gift Program	13
Share Ownership Guidelines for Board Members	13
EXECUTIVE OFFICERS	13

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis	14
Compensation Committee Report	20
Summary Compensation Table For Fiscal Years 2010, 2009, and 2008	21
Grants of Plan-Based Awards Table for Fiscal Year 2010	22
Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2010)	23
Stock Vested Table for Fiscal Year 2010	23
Stock Option, SAR, Long-Term Incentive, and Defined Benefit Plans	23

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS
Stock Ownership	24
Section 16(a) Beneficial Ownership Reporting Compliance	27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27

AUDIT COMMITTEE REPORT	31

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Accountant Fees and Services	33

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	33

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	34

OTHER SHAREHOLDER MATTERS
Householding	35
Other Business	35
Shareholder Proposals for 2012 Annual Meeting	35

MISCELLANEOUS	36

Nelnet, Inc.
121 South 13th Street
Suite 201
Lincoln, Nebraska  68508

PROXY STATEMENT

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nelnet, Inc. (the “Company”) for the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 26, 2011, at 8:30 a.m., Central Time, at the Embassy Suites, 1040 P Street, Lincoln, Nebraska 68508. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof.

Important Notice Regarding the Availability of Proxy Materials for the
2011 Annual Meeting of Shareholders to be held on May 26, 2011

Our notice of annual meeting and proxy statement, 2010 annual report on Form 10-K, letter to shareholders, electronic proxy card, and other annual meeting materials are available on the Internet at www.proxyvote.com.  We intend to begin mailing our Notice of Internet Availability of Proxy Materials to shareholders on or about April 15, 2011.  At that time, we also will begin mailing paper copies of our proxy materials to shareholders who requested them.  Additional information on how these materials will be distributed is provided below.

Under U.S. Securities and Exchange Commission (the “SEC”) rules, we are allowed to mail a notice to our shareholders informing them that our proxy statement, annual report on Form 10-K, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet.  Shareholders may then access these materials and vote their shares over the Internet, or request delivery of a full set of proxy materials by mail or email.  We are utilizing this process for the 2011 Annual Meeting.  We intend to begin mailing the required notice, called the Notice of Internet Availability of Proxy Materials, to shareholders on or about April 15, 2011.  The proxy materials will be posted on the Internet, at www.proxyvote.com, no later than the day we begin mailing the Notice.  If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice of Internet Availability of Proxy Materials contains important information, including:

•	The date, time, and location of the Annual Meeting

•	A brief description of the matters to be voted on at the meeting

•	A list of the proxy materials available for viewing at www.proxyvote.com and the control number you will need to use to access the site

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials if that is your preference

These rules give us the opportunity to serve shareholders more efficiently by making the proxy materials available online and reducing the environmental impact and costs associated with printing and physical delivery.

You may vote in person at the Annual Meeting or you may vote by proxy.  To obtain directions to attend the Annual Meeting and vote in person, please call 402-458-3038. Giving the Board of Directors your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify.  We recommend that you vote by proxy even if you plan to attend the Annual Meeting.  If your share ownership is registered directly, you may refer to voting instructions contained in this proxy statement and in the Notice of Internet Availability of Proxy Materials.  If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares.  Your broker must follow your voting instructions.  Although most brokers and nominees offer mail, telephone, and Internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is important.  For this reason, the Board of Directors is requesting that you permit your common stock to be voted by proxy at the Annual Meeting.  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

VOTING

Who Can Vote

You may vote if you owned Nelnet, Inc. Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, as of the close of business on March 30, 2011 (the “record date”).  At the close of business on March 30, 2011, 37,003,992 and 11,495,377 shares of the Company’s Class A and Class B common stock, respectively, were outstanding and eligible to vote.  The Class A common stock is listed on the New York Stock Exchange under the symbol “NNI.”  The Class B common stock is not listed on any exchange or market.  At the Annual Meeting, each Class A and Class B shareholder will be entitled to one and 10 vote(s), respectively, in person or by proxy, for each share of Class A and Class B common stock, respectively, owned of record at the close of business on March 30, 2011.  The stock transfer books of the Company will not be closed.  The Secretary of the Company will make a complete record of the shareholders entitled to vote at the Annual Meeting available for inspection by any shareholder ten days prior to the date of the Annual Meeting at its headquarters in Lincoln, Nebraska at any time during usual business hours.  Such records will also be available for inspection at the Annual Meeting.

As a matter of policy, the Company keeps private all proxies, ballots, and voting tabulations that identify individual shareholders.  Such documents are available for examination only by certain representatives associated with processing proxy voting instructions and tabulating the vote.  No vote of any shareholder is disclosed, except as may be necessary to meet legal requirements.

How You Vote

You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials, this proxy statement, and the voter website, www.proxyvote.com.  If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

•	If you are a registered shareholder, there are three ways to vote your shares before the meeting:

By Internet (www.proxyvote.com):  Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 25, 2011.  Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

By mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. There is no charge for requesting a copy. To be valid, proxy cards must be received before the start of the Annual Meeting. If you want to receive a paper or e-mail copy of the proxy materials, please choose one of the following methods to make your request:

•	By internet:	www.proxyvote.com
•	By telephone:	1-800-579-1639
•	By e-mail*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with your 12-Digit Control Number in the subject line.

By telephone (1-800-690-6903):  Use any touch-tone phone to transmit your voting instructions until 11:59 p.m. EDT on  May 25, 2011.  Have your proxy card with you when you call and follow the instructions.

•
If your shares are held in street name, your broker, bank, or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials.  Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or e-mail copy of our proxy materials.  If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank, or other holder of record how to vote your shares.

You may vote your shares at the Annual Meeting.  If you are a registered shareholder, you can vote at the meeting any shares that were registered in your name as the shareholder of record as of the record date.  If your shares are held in street name, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record.  If you plan to attend and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank, or other holder of record and bring it with you to the meeting along with proof of identification.

If you plan to vote your shares at the Annual Meeting, please pick up a ballot at the registration table upon your arrival.  You may then submit your ballot to a meeting usher at the time designated during the meeting.  Ballots will not be distributed during the meeting.  Shares may not be voted after the final vote at the meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.

What Items Require Your Vote

There are four proposals that will be presented for your consideration at the meeting:

•	Electing the eight nominees named in this proxy statement to the Board of Directors for a term of one year

•	Ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm (“independent auditor”) for 2011

•	Approving the advisory resolution on executive compensation

•	Recommending the frequency of future shareholder advisory votes on executive compensation

Each of the proposals has been submitted on behalf of the Company’s Board of Directors.

How You Can Change Your Vote

If you are a registered shareholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:

•
Sending a written notice of revocation to our Corporate Secretary at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 (the notification must be received by the close of business on May 25, 2011)

•	Voting again by Internet prior to 11:59 p.m. EDT on May 25, 2011 (only the latest vote you submit will be counted)

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting)

If your shares are held in street name, you should contact your broker, bank, or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the final vote at the meeting.  Your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Quorum Needed To Hold the Meeting

In order to conduct the Annual Meeting, a majority of the Company’s outstanding shares entitled to vote must be present in person or by proxy.  This is called a quorum.  If you return valid proxy instructions or vote in person at the Annual Meeting, your shares will be considered part of the quorum.  Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.  New York Stock Exchange rules allow banks, brokers, and other nominees to vote shares held by them for a customer on matters that the New York Stock Exchange determines to be routine, even though the bank, broker, or nominee has not received voting instructions from the customer.  A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from the customer and the bank, broker, or other nominee cannot vote the shares because the matter is not considered to be routine under New York Stock Exchange rules.

Under New York Stock Exchange rules, the election of directors, the advisory vote on executive compensation, and the advisory vote on the frequency of future advisory votes on executive compensation will not be considered to be “routine” matters, and banks, brokers, and other nominees who are members of the New York Stock Exchange will not be permitted to vote shares held by them for a customer on these matters without instructions from the beneficial owner of the shares.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed.  If you hold shares in your name and submit a valid proxy without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.  If you hold your shares in your name and do not return valid proxy instructions or do not vote in person at the Annual Meeting, your shares will not be voted.  If you hold your shares in the name of a bank, broker, or other nominee, and you do not give that nominee instructions on how you want your shares to be voted, the nominee has the authority to vote your shares on the ratification of the appointment of KPMG LLP as independent auditor.  However, as previously discussed, the nominee will not be permitted to vote your shares on the election of directors, the advisory vote on executive compensation, or the advisory vote on the frequency of future advisory votes on executive compensation.

Giving the Board your proxy also means that you authorize their representatives to vote on any other matter that may be properly presented at the Annual Meeting in such manner as they determine best.  The Company does not know of any other matters to be presented at the Annual Meeting as of the date of this Proxy Statement.

What Vote is Needed

Our Articles of Incorporation provide that directors are elected by a majority of the votes cast by the shares entitled to vote at the Annual Meeting.  Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed previously), they will not be counted as votes cast in the election of directors and thus will not have the effect of votes for or against any director.

With respect to the election of directors, shareholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska.  That is, shareholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire.  If a shareholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees.  Cumulative voting is not available for internet voting.

A majority of votes cast at the meeting is required to approve Proposals 2 and 3 (ratifying the appointment of KPMG LLP, and approving the advisory resolution on executive compensation, respectively).  Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed previously), they will not be counted as votes cast with respect to Proposals 2 and 3 and thus will not have the effect of votes for or against Proposals 2 and 3.

With respect to Proposal 4 (the advisory vote on the frequency of future shareholder advisory votes on executive compensation), shareholders may indicate which of three frequency options (every one year, every two years, or every three years) they prefer, or they may abstain from casting a vote on this proposal.  Generally, approval of a matter presented to our shareholders requires a majority of votes cast at the meeting.  However, because Proposal 4 is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our shareholders.  Although abstentions and broker “non-votes” will be counted for purposes of determining whether there is a quorum (as discussed previously), they will not be counted as votes cast with respect to Proposal 4 and thus will not have an effect on the determination of the frequency option recommended by our shareholders.

Voting Recommendations

The Company’s Board of Directors recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011

•	“FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement

•	“EVERY ONE YEAR” (as opposed to every two years or every three years) as the preferred frequency for future advisory votes on executive compensation

A proxy, when properly executed and not revoked, will be voted in accordance with the authorization and instructions contained therein.  Unless a shareholder specifies otherwise, all shares represented will be voted in accordance with the recommendations of the Company’s Board of Directors.

Voting Results

The preliminary voting results will be announced at the Annual Meeting.  The final voting results will be reported in a current report on Form 8-K to be filed within four business days after the Annual Meeting date.

Cost of This Proxy Solicitation

The Company will pay the cost of soliciting proxies, including the preparation, assembly, and furnishing of proxy solicitation and other required annual meeting materials.  Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations.  The Company will also reimburse brokerage firms and others for all reasonable expenses for furnishing proxy solicitation and other required annual meeting materials to beneficial owners of the Company's stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

Shareholders are asked to elect eight directors to serve on the Board for a one-year term or until their successors are elected or appointed.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated each of the current directors for reelection.

The Board of Directors recommends that shareholders vote FOR the election of each nominee (named below) to the Board of Directors.

In the event that any nominee becomes unavailable for election for any reason, the shares represented by proxy will be voted for any substitute nominees designated by the Board, unless the proxy does not indicate that the shares are to be voted for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected, and each nominee has consented to and expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Following are the names of the eight nominees to serve as director, together with: their ages, the year during which they were first elected a director of the Company, their principal occupation(s) and any other directorships with publicly-held companies (if applicable) during the past five years, and each nominee’s qualifications to serve as a director.

Name, Age, and Service as a Director

Michael S. Dunlap, 47 Director since January 1996
Chairman and Chief Executive Officer, Nelnet, Inc.
• Chairman, Nelnet, Inc., March 2000 to present; Chief Executive Officer, May 2007 to present and December 2001 – August 2003; Co-Chief Executive Officer, August 2003 – May 2007; President, December 2001 – August 2003; Chairman of the Company’s predecessor in interest, January 1996 – March 2000
• Co-President and Director, Farmers & Merchants Investment Inc. (“F&M”), the parent of Union Bank and Trust Company (“Union Bank”), January 2007 – present; President and Director, January 1995 – January 2007 (F&M is an affiliate of the Company)
• Non-Executive Chairman, Union Bank, August 2003 – November 2008; Chief Executive Officer, January 2001 – August 2003; Executive Vice President, January 1993 – January 2001 (Union Bank is an affiliate of the Company)

Mr. Dunlap’s qualifications include more than 25 years of experience in the areas of banking and financial services, leadership, strategic operations, and management, including as one of our co-founders and our Chief Executive Officer and Chairman since the Company’s inception, as well as his experience as a member of the boards of directors of numerous other private organizations.  Mr. Dunlap’s knowledge of every part of our business and his intense focus on innovation and excellence are keys to our Board’s success.

Stephen F. Butterfield, 58 Director since January 1996
Vice-Chairman, Nelnet, Inc.
• Vice-Chairman, Nelnet, Inc., March 2000 – present; Co-Chief Executive Officer, August 2003 – May 2007; Vice-Chairman of the Company’s predecessor in interest, January 1996 – March 2000
• President, Student Loan Acquisition Authority of Arizona, January 1989 – February 2000

Mr. Butterfield’s qualifications include more than 35 years of experience in the areas of student loans, capital markets, and municipal finance, including as one of our co-founders and a member of our Board since the Company’s inception, as well as his knowledge and understanding of leadership and organizational dynamics.

James P. Abel, 60 Director since August 2003
Chief Executive Officer, NEBCO, Inc.
• Chief Executive Officer, NEBCO, Inc., a company with interests in the manufacture of concrete building materials, road construction, insurance, mining, railroading, farming, and real estate, 2004 – present; President and Chief Executive Officer, 1983 – 2004
• Chairman of the Board of Directors, UNIFI Mutual Holding Company; Director, Ameritas Holding Company and Ameritas Life Insurance Corp. UNIFI Mutual HoldingCompany is the parent company and owns Ameritas Holding Company. Ameritas Holding Company, in turn, owns 100 percent of the stock of Ameritas Life Insurance Corp. These entities offer a wide range of insurance and financial products and services to individuals, families, and businesses.

Mr. Abel’s qualifications include his experience on boards of directors of other private companies and his demonstrated executive leadership abilities and management experience as Chief Executive Office of a complex diversified organization, as well as his knowledge of operations, all of which give him critical insights into the operational requirements of the Company.

Kathleen A. Farrell, 47 Director since October 2007
Professor of Finance and Associate Dean of Academic Programs, University of Nebraska-Lincoln
• Professor of Finance, University of Nebraska-Lincoln, August 2009 – present
• Associate Dean of Academic Programs, August 2010 - present
• Associate Professor of Finance, University of Nebraska-Lincoln, 2002 – July 2009
• Assistant Professor of Finance, University of Nebraska-Lincoln, August 1993 – 2001

Dr. Farrell’s qualifications include her expertise in corporate finance, executive turnover, and executive compensation, and her prior experience as an auditor at a public accounting firm.  Dr. Farrell has achieved designation as a Certified Public Accountant (inactive), has nearly 18 years experience teaching university courses in the areas of banking and finance, and has conducted extensive research on these topics.  Dr. Farrell has also published articles on these topics in numerous scholarly journals.

Name, Age, and Service as a Director	Principal Occupation(s), Other Directorships, and Qualifications

Thomas E. Henning, 58 Director since August 2003
President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiary, Assurity Life Insurance Company
• President and Chief Executive Officer, Assurity Security Group, Inc. and its subsidiary, Assurity Life Insurance Company, which offers a variety of disability income and critical illness protection, life insurance, and annuity products, 1990 – present
• Director, Federal Home Loan Bank Topeka, March 2007 – present. The Federal Home Loan Bank Topeka is part of the 12 member Federal Home Loan Bank system. The bank serves the states of Oklahoma, Kansas, Nebraska, and Colorado and provides liquidity to member institutions to assist in financing real estate.
• Director, Assurity Advisors (previously named Pine Lake Advisors), a registered investment advisory company, January 1998 – April 2008

Mr. Henning’s qualifications include over 20 years of experience as President and Chief Executive Officer of a large insurance company, his prior experience as President of a regional bank, his financial expertise, including being a Certified Financial Analyst, his experience in risk assessment and management, and his vast knowledge and experience in leadership and management.

Brian J. O’Connor, 55 Director since August 2003
Senior Vice-President, Hutchinson, Shockey, Erley & Co.
• Senior Vice-President, Hutchinson, Shockey, Erley & Co., which underwrites and trades securities for various local governments, 1997 – present

Mr. O’Connor’s qualifications include over 25 years of experience in investment banking, public and structured finance, his extensive knowledge of financial and accounting matters, which allowed him to acquire numerous securities licenses, and his past experience as a board member and committee chair of another public company.

Kimberly K. Rath, 50 Director since October 2007
Managing Director and President, Talent Plus, Inc.
• Managing Director and President, Talent Plus, Inc., a global human resources consulting firm, July 1989 – present
• Senior Consultant, The Gallup Organization, 1982 – 1989

Ms. Rath’s qualifications include almost 30 years of experience in the field of human resources, with expertise in executive development, employee engagement, and human capital management.  Ms. Rath also has 22 years of experience leading an international executive management consulting and training organization, working with major global companies.  Ms. Rath serves as an executive strategic advisor to many leaders across the globe in both private and public sectors.  Ms. Rath’s experience and perspectives are unique among our Board members.

Michael D. Reardon, 58 Director since December 2003
Chief Executive Officer, Provision Communications, LLC
• Chief Executive Officer, Provision Communications, LLC, a telecommunications company, January 2004 – present
• Chairman, Geos Communications, Inc., a publicly traded mobile communications company, March 2010 – present; Director, June 2009 – February 2010
• Director, HyperFlo, LLC, a manufacturer of precision cleaning equipment, January 2010 – present; Chairman, 1997 – 2009

Mr. Reardon’s qualifications include 35 years of experience starting and building companies from the ground up, providing strategy, leadership, business development, and management expertise, and dealing with financial and operational issues in challenging environments.  Through his roles as an executive officer and Chairman of such companies, and his experience on the board of directors and board committees of other public companies, Mr. Reardon provides valuable and unique insights.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics for Directors, Officers, and Employees

The Company has a written code of business conduct and ethics that applies to all of the Company’s directors, officers, and employees, including the Company’s Chief Executive Officer and Chief Financial Officer, and is designed to promote ethical and legal conduct.  Among other items, the code addresses the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code.  This code is available on the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” and is available in print to any shareholder who requests it.

Board Composition and Director Independence

The Board of Directors is composed of a majority of independent directors as defined by the rules of the New York Stock Exchange. A director does not qualify as an independent director unless the Board has determined, pursuant to applicable legal and regulatory requirements, that such director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company).  The Nominating and Corporate Governance Committee reviews compliance with the definition of “independent” director annually.  Mr. Dunlap beneficially owns 67% of the combined voting power of the Company’s shareholders.  Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors and has the power to defeat or remove each member of the Board of Directors.

In 2010, the Board evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities with respect to which they are an executive officer, partner, member, and/or significant shareholder.  As part of this evaluation, the Board noted that none of the directors received any consulting, advisory, or other compensatory fees from the Company (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to the Company.  Based on this independence review and evaluation, and on other facts and circumstances the Board deemed relevant, the Board, in its business judgment, determined that all of the Company’s directors and nominees are independent, with the exception of Mr. Dunlap, who is currently an employee of the Company.  Mr. Butterfield, who was an employee of the Company through December 31, 2007, including Co-Chief Executive Officer of the Company from August 2003 through May 2007, was determined to be independent as of January 1, 2011.

The Company’s Nominating and Corporate Governance Committee is responsible for reviewing and approving all new transactions, and any material amendments or modifications to existing transactions, between the Company and Union Bank or any other affiliated party, and taking such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate.  See “Certain Relationships and Related Transactions.”

Governance Guidelines of the Board

The Board’s governance is guided by the Company’s Corporate Governance Guidelines. The Board’s current guidelines are available on the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” and are available in print to any shareholder who requests them.  Among other matters, the guidelines provide for the following:

•	A majority of the members of the Board must be independent directors.

•	All directors stand for re-election via majority vote every year.

•	The Board undertakes an annual self-review.

•
The Board and each Board Committee has the authority to engage independent or outside counsel, accountants, or other advisors, as it determines to be necessary or appropriate.  All related fees and costs of such advisors are paid by the Company.

•	Board members have open communication with all members of management and counsel.

•
Non-Employee Directors meet in executive session, without the presence of management.  Mr. O’Connor, who is chairman of the Audit Committee, currently presides at these executive sessions.  Anyone who has a concern about the Company may communicate that concern directly to these Non-Employee Directors.  Such communication may be mailed to the Corporate Secretary at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 or anonymously submitted via the Company’s Web site at www.nelnet.com under “Contact Us.” All such communications will be forwarded to the appropriate Non-Employee Directors for their review.  The Non-Employee Directors may take any action deemed appropriate or necessary, including the retention of independent or outside counsel, accountants, or other advisors, with respect to any such communication addressed to them.  No adverse action will be taken against any individual making any such communication in good faith to the Non-Employee Directors.

Board Diversity

In considering whether to recommend any candidate for election to the Board, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Nelnet’s Corporate Governance Guidelines.  These criteria include the candidate’s independence, wisdom, integrity, understanding and acceptance of the Company’s corporate philosophy, business or professional knowledge and experience, record of accomplishment, and willingness to commit time and energy to the Company. Our Corporate Governance Guidelines also specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Board is committed to a strong and diverse membership and a thorough process to identify those individuals who can best contribute to the Company's continued success. As part of this process, the Nominating and Corporate Governance Committee will continue to take all reasonable steps to identify and consider for Board membership all candidates who satisfy the business needs of the Company at the time of appointment.

The Committee seeks nominees with a broad diversity of experience, professional skills, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

The Board’s Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company in fostering a culture of risk-aware and risk-adjusted decision-making that allows the company to avoid adverse financial and operational impacts. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Risk and Finance Committee assists the Board of Directors to fulfill its responsibilities with respect to oversight of the Company’s enterprise-wide risk management framework and oversight of the Company’s strategies relating to capital management.  The Audit Committee focuses on the integrity of the Company’s financial statements, system of internal controls, and policies for risk assessment and risk management.  The Company’s Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, compliance, related-party transactions, and public policy issues that affect the Company, and works closely with the Company’s legal and policy services groups.  Finally, in setting compensation philosophy and strategy, the Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with the Company’s business strategy.

Board Leadership Structure

Mr. Dunlap has served the Company as both Chairman and Chief Executive Officer (co-Chief Executive Officer with Mr. Butterfield from 2003-2007) since the Company’s inception.  The Board of Directors and management believe this structure is appropriate for our business for a number of reasons. Mr. Dunlap is the largest single shareholder of the Company, he is one of our co-founders, and his vision and leadership have been an integral part of the Company’s success.  His experience in the business, as well as his high levels of skill and integrity, are critical to our ability to be responsive to conditions in the markets in which we operate and to our continued success.  In addition, the combined role Mr. Dunlap plays provides the Company the benefit of singular leadership for our strategy and vision.  Finally, the Company does not believe that separating the Chairman and Chief Executive Officer roles necessarily guarantees better governance or the absence of risk, and in fact can lead to confusion, inefficiencies, and unproductive conflicts.  The Company prefers to focus instead on our Board’s overall effectiveness, and we believe Mr. Dunlap contributes materially to that effectiveness by virtue of his combined role.

Mr. O’Connor is currently the independent Lead Director.  Mr. Dunlap, as Chairman, provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with Mr. O’Connor as the Lead Director, Mr. Dunlap sets the Board agendas with Board and management input, facilitates communication among directors, works with Mr. O’Connor to provide appropriate information flow to the Board, and presides at meetings of the Board of Directors and shareholders.   Mr. O’Connor works with Mr. Dunlap and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, Mr. O’Connor is involved in the development of Board meeting agendas as well as the quality, quantity, and timeliness of information sent to the Board, serves as the principal liaison between Mr. Dunlap and the independent directors, and chairs an executive session of the Non-Employee Directors at most regularly scheduled Board meetings.

Board Committees

The Board uses committees to assist it in the performance of its duties.  During 2010, the standing committees of the Board were the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, and Executive Committee.  Each committee, other than the Executive Committee, is composed entirely of independent directors.  The purposes of each committee and their current members are set forth below.

Audit Committee - The Audit Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities.  The Audit Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” – “Committees” and is available in print to any shareholder who requests it.

The Audit Committee is composed of Ms. Farrell and Messrs. Henning and O’Connor. The Committee held nine meetings in 2010.  Each member of the Audit Committee is (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC and (2) sufficiently financially literate to enable him or her to discharge the responsibilities of an Audit Committee member.  Mr. Henning has accounting and related financial management expertise and serves as the committee’s “audit committee financial expert,” as defined in the applicable rules and regulations of the SEC.

The Audit Committee provides assistance to the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s system of internal controls, the Company’s policy standards and guidelines for risk assessment and risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors, and the Company’s compliance with other regulatory and legal requirements.  The Audit Committee discusses with management and the independent auditor the Company’s annual audited financial statements, including the Company’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in its filings with the SEC, and recommends to the Board of Directors whether such audited financial statements should be included in the Company’s annual report on Form 10-K.  The Audit Committee also selects the independent auditors for the next year and presents such selection to the shareholders for ratification.

Compensation Committee - The Compensation Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities.  The Compensation Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” – “Committees” and is available in print to any shareholder who requests it.

The Compensation Committee is composed of Ms. Rath and Messrs. Abel and Reardon.  The Committee held four meetings in 2010.  The members of the Compensation Committee are (1) “independent” in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC, (2) “Non-Employee Directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (3) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.  The Compensation Committee oversees the Company’s compensation and benefit policies. The Company’s compensation policies are designed with the goal of maximizing shareholder value over the long term. The Compensation Committee believes that this goal is best realized by utilizing a compensation program which serves to attract and retain superior executive talent by providing management with performance-based incentives and closely aligning the financial interests of management with those of the Company’s shareholders.  The level of compensation is based on numerous factors, including achievement of results and financial objectives established by the Compensation Committee and the Board of Directors. Salary and performance payments are reviewed regularly for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies.  See “Executive Compensation.”

Nominating and Corporate Governance Committee - The Nominating and Corporate Governance Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities.  The Nominating and Corporate Governance Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” – “Committees” and is available in print to any shareholder who requests it.

The Nominating and Corporate Governance Committee is composed of Ms. Rath and Messrs. Abel and Reardon.  The Committee held four meetings in 2010.  The members of the Nominating and Corporate Governance Committee are “independent” as determined in accordance with the rules and regulations of the New York Stock Exchange and the rules and regulations of the SEC.  The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified nominees to serve on the Company’s Board of Directors, identifying members of the Board to serve on each Board committee, overseeing the evaluation by the Board of itself and its committees, identifying individuals to serve as officers of the Company and recommending such individuals to the Board, as well as developing and overseeing the Company’s internal corporate governance processes.  The Nominating and Corporate Governance Committee reviews related party transactions in accordance with the written policies and procedures adopted by the Board of Directors for the Committee’s review of related party transactions, and takes such actions as the Committee deems necessary and appropriate in relation to such transactions, including reporting to the Board of Directors with respect to such transactions as the Committee deems necessary and appropriate.

The Company’s Corporate Governance Guidelines establish criteria for specific qualities and skills to be considered by the Nominating and Corporate Governance Committee as necessary for the Company’s directors to possess.  These criteria include, among other items, independence, diversity, integrity, understanding the Company’s corporate philosophy, valid business or professional knowledge, proven record of accomplishment with excellent organizations, ability to challenge and stimulate management, and willingness to commit time and energy.  The Nominating and Corporate Governance Committee has been given the responsibility to take all reasonable steps to identify and evaluate nominees for director and has adopted a policy requiring it to consider written proposals for director nominees received from shareholders of the Company.  No such proposals were received during 2010 from a beneficial owner of more than 5% of Nelnet’s stock (other than current management).  There is no difference in the manner in which the committee evaluates director nominees based on whether the nominee is recommended by a shareholder.  All of the nominees identified in this proxy statement are up for re-election and have been recommended by the Committee.

When seeking candidates for director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management, shareholders, and others.  The Committee has authority under its charter to retain a search firm for this purpose.  If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

The Company’s By-Laws include provisions setting forth the specific conditions under which persons may be nominated by shareholders as directors at an annual meeting of shareholders.  The provisions include the condition that nominee proposals from shareholders must be in writing and that shareholders comply with the time-frame requirements described under “Other Shareholder Matters – Shareholder Proposals for 2012 Annual Meeting” for shareholder proposals not included in the Company’s Proxy Statement.  A copy of such provisions is available upon written request to:  Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary.  The Company’s By-Laws are also posted on the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” – “Corporate Documents.”

Risk and Finance Committee - The Risk and Finance Committee operates pursuant to a formal written charter, approved by the Board, which sets forth the committee’s functions and responsibilities.  The Committee held three meetings in 2010.  The Risk and Finance Committee Charter is posted on the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” – “Committees” and is available in print to any shareholder who requests it.

The Risk and Finance Committee is composed of Ms. Farrell and Messrs. Henning and O’Connor.  The Risk and Finance Committee holds principal oversight responsibility with respect to the Company’s enterprise-wide risk management framework, including the significant strategies, policies, procedures, and systems used to identify, assess, measure, and manage the major risks facing the Company and oversight of the Company’s material financial matters, including capital management, funding strategy, investments, and acquisitions that are material to the Company’s business.

Executive Committee - The Executive Committee is composed of Ms. Farrell and Messrs. Dunlap and Henning.  The Executive Committee held no formal meetings in 2010.  The Executive Committee, established by the Board of Directors, exercises all of the powers of the full Board in the management of the business and affairs of the Company during the intervals between meetings of the full Board, subject only to limitations as the Board of Directors may impose from time to time, or as limited by applicable law.

Meetings of the Board

The Board of Directors held nine meetings in 2010.  All directors attended at least 75% of the meetings of the Board and committees on which they serve.

Attendance at Annual Meetings of Shareholders

The Company does not have a policy regarding director attendance at the annual meetings of shareholders.  All directors attended the prior year’s annual meeting of shareholders.

Director Compensation Table for Fiscal Year 2010

The following table sets forth summary information regarding compensation of Non-Employee Directors for the fiscal year ended December 31, 2010.  Independent Non-Employee Directors are compensated based on Board meeting and committee meeting attendance.  The Company also pays an annual retainer of $60,000 to independent Non-Employee Directors.  An additional annual retainer of $10,000 is paid to independent Non-Employee Directors who serve as members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk and Finance Committee, or Executive Committee, as applicable.  The Chairman of the Audit Committee is paid an additional $10,000 annual retainer fee.   Mr. Dunlap, who is an employee of the Company, does not receive any consideration for participation in Board or committee meetings.  Mr. Butterfield, who was an employee of the Company through December 31, 2007, was determined to be independent as of January 1, 2011 and will begin to receive independent Non-Employee Director compensation after the May 2011 Annual Meeting.

	2010 Compensation
	Fees earned or paid	Stock	All other
Director Name	in cash ($) (a)	awards ($) (b)	compensation ($)	Total ($)

James P. Abel	17,000	94,092	—	111,092

Stephen F. Butterfield	—	—	21,264 (c)	21,264

Kathleen A. Farrell	21,000	105,859	—	126,859

Thomas E. Henning	21,000	105,859	—	126,859

Brian J. O'Connor	21,000	105,859	—	126,859

Kimberly K. Rath	97,000	—	—	97,000

Michael D. Reardon	17,000	94,092	—	111,092

James H. Van Horn (d)	2,000	—	—	2,000

(a)
Amount represents cash paid to independent Non-Employee Directors for attendance at Board and committee meetings.  Independent Non-Employee Directors earn $1,000 for each Board and committee meeting attended.  Amount also includes Ms. Rath’s annual retainer fees for 2010 ($80,000), which she elected to receive in cash.

(b)
Prior to the Company’s December 2003 initial public offering of its Class A common stock, the Board of Directors adopted, and the shareholders approved, a share-based compensation plan for independent Non-Employee Directors pursuant to which independent Non-Employee Directors can elect to receive their annual retainer fees in the form of cash or in shares of the Company’s Class A common stock.  If an independent Non-Employee Director elects to receive Class A common stock, the number of shares of Class A common stock that will be granted will be equal to the amount of the annual retainer fee otherwise payable in cash divided by 85% of the fair market value of a share of Class A common stock on the date the fee is payable. Independent Non-Employee Directors who choose to receive Class A common stock may also elect to defer receipt of the Class A common stock until termination of their service on the Board of Directors. Any dividends paid in respect of deferred shares during the deferral period will also be deferred in the form of additional shares and paid out at termination from the Board of Directors.  This plan may be amended or terminated by the Board of Directors at any time, but no amendment or termination will adversely affect an independent Non-Employee Director’s rights with respect to previously deferred shares without the consent of the independent Non-Employee Director.

Each of the Non-Employee Directors, with the exception of Ms. Rath, elected to receive their annual retainer fees for 2010 in the form of the Company’s Class A common stock in accordance with the provisions of this plan.  As such, the amounts under “stock awards” in the table above represent the fair value of the stock on the date of issuance, June 25, 2010, of $20.90 per share.  The Company uses the closing market price of the Company’s Class A common stock on the date the annual retainer fees are payable to calculate the number of shares to be issued under this plan.

(c)
As a non-employee strategic advisor to the Company, Mr. Butterfield receives health, dental, and vision benefits.  During 2010, Mr. Butterfield received $6,749 from the Company to cover the cost of his premiums related to these benefits.  The dollar value of insurance premiums paid by the Company related to these benefits was $13,515.  In addition, during 2010 the Company matched $1,000 in contributions by Mr. Butterfield under the matching gift program discussed below.

(d)	Mr. Van Horn resigned from the Board of Directors effective February 15, 2010.

Matching Gift Program

The Company offers a matching gift program in which all employees with at least six months of service and all members of the Board of Directors are eligible to participate.  Under this program, for every dollar that an employee or Board member contributes to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all employees and Board members.  The total dollar amount payable under the program is $25,000 per director or employee per calendar year.  During 2010, the Company matched $1,000 in contributions by Mr. Butterfield pursuant to this program.

Share Ownership Guidelines for Board Members

The Compensation Committee of the Board of Directors believes that Board members should have a significant equity interest in the Company.  In order to promote equity ownership and further align the interests of Board members with the Company’s shareholders, in 2005 the Committee recommended and the Board adopted Share Ownership Guidelines for Board members.  Under these guidelines, each Non-Employee Director is encouraged to own shares of the Company’s Class A common stock with a value of 50% of the amount obtained by multiplying the annual retainer fee by the number of years the Director has served.  In 2010, all Non-Employee Directors owned an amount of shares equal to or in excess of that suggested by the guidelines.

EXECUTIVE OFFICERS

Under the Company's By-Laws, each executive officer holds office for a term of one year or until their successor is elected and qualified.   The executive officers of the Company are elected by the Board of Directors at its annual meeting immediately following the annual meeting of shareholders.

The following sets forth the executive officers of the Company, including their names, their ages, their positions with the Company, and if different, their business experience during the last five years.

See "Proposal 1 - Election of Directors - Nominees" for biographical information regarding Mr. Dunlap.

Name and Age	Position and Business Experience

Todd M. Eicher, 41
•  Executive Director, Nelnet, Inc., May 2003 – present; Executive Director, Nelnet Enrollment Solutions LLC, a subsidiary of Nelnet, Inc., January 2008 – present; Chief Mergers and Acquisitions Officer, May 2005 – November 2008; Senior Vice President, July 1997 – May 2003

Terry J. Heimes, 46
•  Executive Director and Chief Financial Officer, Nelnet, Inc., March 2001 – present
•  Executive Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., March 2001 – October 2002; Vice President of Finance, October 1998 – March 2001

William J. Munn, 43
•  Executive Director, Corporate Secretary, Chief Governance Officer, and General Counsel, Nelnet, Inc., September 2006 – present; Deputy General Counsel and Chief Governance Officer, January 2005 – September 2006; Senior Counsel, January 2000 – December 2004; Legal Counsel, October 1998 – December 1999

Jeffrey R. Noordhoek, 45
•  President, Nelnet, Inc., January 2006 – present; Executive Director and Capital Markets Officer, October 2002 – January 2006; Vice President, January 1996 – March 2001
•  Senior Vice President, National Education Loan Network, Inc., a subsidiary of Nelnet, Inc., March 2001 – October 2002

Timothy A. Tewes, 52
•  Executive Director, Nelnet, Inc., June 2005 - present
•  President and Chief Executive Officer, Nelnet Business Solutions, Inc., a subsidiary of Nelnet, Inc., May 2007 – present; President, Nelnet Business Solutions - K-12 operations, June 2005 – May 2007; Executive Vice President, FACTS Management Company, a subsidiary of Nelnet, Inc., September 2000 – June 2005.  Mr. Tewes’ responsibilities with Nelnet Business Solutions include oversight of an employee team of approximately 300 focused on offering actively managed tuition payment plans, financial needs assessment, enrollment and donor management, and campus commerce for K-12 institutions and institutions of higher education.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee Governance

The Company’s Board of Directors has designated a Compensation Committee to assist the Board in discharging its responsibilities relating to:

•	determining and administering the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, President, and other executives of the Company

•	administering certain compensation plans, including stock and incentive compensation plans

•	assessing the effectiveness of succession planning relative to the Company’s Chief Executive Officer and other executives

•	approving, reviewing, and overseeing certain other benefit plans

The Compensation Committee consists solely of independent members of the Board of Directors.  The Compensation Committee operates under a written charter adopted by the Board.  A committee comprised of certain members of senior management, referred to herein as the internal committee, is also engaged, at the direction of the Compensation Committee, in developing and recommending the Company’s compensation philosophy and programs to the Board and ensuring the Company’s compensation programs are administered in a fair and equitable manner, and that the objectives of the programs are achieved in full alignment with the Company’s long term strategy.

Compensation Objectives

The Company’s general compensation philosophy as an organization that values long-term success of its shareholders, customers, and associates is:

The Company will pay a fair and equitable wage to its associates that is focused on the long-term performance objectives of the Company and is differentiated based on both performance of the associate and their business segment.

The Company structures its total compensation to encourage ownership, savings, wellness, productivity, and innovation. In addition, total compensation will be market competitive compared to appropriate peer group companies, internally equitable, and aligned with a performance-based organization. The Company believes this approach will enable it to attract, retain, and develop the talent required for long-term success, recognize high levels of associate performance, provide opportunities for all associates to become an owner of the Company, and enhance associate engagement.

To build a strong work environment and culture, the Company considers its total compensation to be comprised of:

•	Base pay

•	Variable pay (performance-based incentives, sales incentives, innovation awards, stock grants, spot bonuses)

•	Benefits (health, wellness incentives, savings/investment options)

The Company wants its culture and work environment to encourage innovation, development, and high performance. Specifically, the application of pay for performance principles will result in high performing associates being compensated above market. While variable pay will be the primary mode to differentiate performance, management has the discretion to use a number of choices to create a compensation package that maintains flexibility among individuals and business segments.  To promote long term concentration on shareholder value, the Company grants restricted stock awards as opposed to stock options, the majority of which contain vesting periods.

Over the past several years, the Company has continued to build a culture focused on innovation. An important part of this strategy is to provide incentives that reward new ideas, products, services, and markets that have the potential to positively transform the Company’s future. Associates and related teams that demonstrate innovative results can share in the success of their ideas by receiving recognition and rewards through one-time or increased annual performance-based incentives, which may be paid in cash, Class A common stock, or a combination of both.

The Company’s objective is to have executive compensation plans and practices that are consistent with the philosophy of a performance-based organization, and that align the interests of the executives with the shareholders.  Accordingly, the Company’s compensation philosophy seeks to award compensation that is based on Company, business segment, and individual performance, and that is designed to motivate executives to achieve strategic business objectives while individually performing at high levels.

The annual and long-term performance measures used by the Company’s Compensation Committee in reviewing executive compensation include:

•	the levels of the Company’s consolidated net income under generally accepted accounting principles (“GAAP”)

•	consolidated “base net income”1 as reported by the Company in its filings with the SEC

•	financial and operational performance measures, such as levels of operating expenses and diversification and growth of revenue from fee-based businesses

•	associate engagement and motivation measures

•	individual achievement

•	business segment performance, including growth in customer base, revenue, and segment profitability

Committee policy requires all of the Company’s compensation plans and practices to comply with applicable laws, rules, and regulations.

Each year the Committee directs the Company, through the internal committee consisting of the Chief Learning Officer, Chief Financial Officer, and President, to review and update as necessary the Company’s compensation philosophy and strategy statement for the compensation of the executives, and to prepare a proposed executive compensation framework for the year.  When establishing the proposed compensation framework, in keeping with the Company’s goal of attracting, motivating, and retaining executives who will contribute to the Company’s long-term success and the creation of shareholder value, the internal committee periodically undertakes the review of comparative compensation offered within the industries in which the Company competes for executive talent.  Given the Company’s diversified business segments, management believes the Company competes for executive talent in many industries, including, but not limited to, financial services, technology, and business process outsourcing.  The internal committee periodically completes an external compensation review based on information from various databases and the industries noted previously.  The purpose of this review is to ensure compensation is aligned with the market for comparable jobs so the Company can continue to attract, motivate, retain, and reward qualified executives.  Also, the internal committee considers the average salary adjustments anticipated in the marketplace each year and sets the Company’s target increase accordingly.  In this way, the Company seeks to ensure any changes to compensation are appropriate and reflect any material changes in the market.

1 “Base net income” is GAAP net income excluding derivative market value, foreign currency, and put option adjustments, amortization of intangible assets, compensation related to business combinations, variable-rate floor income, and discontinued operations.  A description of “base net income” and a reconciliation of GAAP net income to “base net income” can be found in supplemental financial information online at www.nelnetinvestors.com.

The Company also considers the compensation levels of executives relative to total compensation within the Company in order to provide appropriate context for making compensation decisions at the executive level.  As part of this process, the Company seeks to maintain internal pay equity by maintaining equitable relationships between each management level with respect to all components of compensation, both individually and in the aggregate, paid to individuals within such levels.

The internal committee also consults with the Chief Executive Officer in making compensation decisions for the executives.

The Company’s compensation philosophy and strategy described above is developed by the internal committee and other members of management and then reviewed and approved by the Compensation Committee, with any modifications that the Committee deems to be appropriate, after discussions by the Committee.  To ensure independence and candid discussions, the Committee also meets in executive session without the Chief Executive Officer, Chief Financial Officer, President, and other members of management being present to review and approve the compensation framework.  As part of this process, the Committee reviews the Company’s goals and financial objectives related to base salaries and incentive compensation.  The Committee also discusses the Chief Executive Officer’s individual performance in reviewing and approving his total compensation potential for the year, and coordinates with the Board to monitor the performance of the Chief Executive Officer throughout the year to ensure that compensation being provided meets the performance incentive intent of the compensation framework.

Since the primary driver of the Company’s compensation philosophy is pay for performance, the Company’s approach to risk management and say on pay provide input and balance to this philosophy.

Risk Management

The internal compensation committee reviews incentive compensation arrangements to ensure that the arrangements do not encourage executives to take unnecessary and excessive risks.  Compensation approaches are reviewed by the Company’s Enterprise Risk Management team. A balance between Company and business segment performance is required to protect against unnecessary risks being taken and the Company believes that its compensation structures do not encourage unnecessary risk.

Say on Pay

Shareholders have the opportunity to cast an advisory vote on executive compensation. See Proposals 3 and 4 below for the proposals for shareholder advisory votes on the Company’s compensation of Named Executive Officers in 2010, and on the frequency with which this vote should be conducted in future years. Although the shareholder votes on these proposals are non-binding, the Compensation Committee will consider the outcomes of the votes when making future compensation decisions for Named Executive Officers and when making future decisions as to the frequency of future advisory votes on executive compensation.

Industry Comparison of Compensation

To assist in establishing a competitive overall compensation program, the Company periodically engages a nationally recognized compensation consulting firm to review the most highly compensated officers of the Company.  This review includes the Company’s Chief Executive Officer, Chief Financial Officer, President, and other executive officers.  In 2010, the Company engaged Towers Watson, an objective third party, to review executive compensation at the Company and to conduct an executive total cash compensation analysis to assess the competitiveness of the compensation levels of base salary and bonuses provided to the Company’s Chief Executive Officer and other executives.  The consulting firm formulated competitive market rates for all executive positions included in the study.  Based upon their market analysis, the consultants presented their findings and observations as to the competitiveness of the Company’s base salaries and bonuses compared to industries within North America, including, but not limited to, financial services, technology, and business process outsourcing.  Based on their review, the internal committee concluded that no material modifications needed to be made to the existing compensation structures.

This study is used by the Company to identify potential gaps or inequities in total compensation and to identify appropriate compensation levels and compensation design features. The study was conducted based on the Company’s duty to its shareholders in an effort to motivate, retain, and attract top performers that drive the Company’s performance results.

When comparing the Company’s executive base salaries, annual incentive plan, benefit plans, and total compensation to data of the peer groups, the consultants’ analysis ensures that the Company provides a complete compensation package that is competitive in the marketplace.

Another independent third party review of the Company’s total compensation structure will be completed in the next two to three years.

The industries referenced previously and used by the Company to establish competitive compensation programs may not represent the same industry as the peer group used by the Company for purposes of the Performance Index Graph furnished in the Company’s annual report on Form 10-K.

Components of Executive Compensation

The Company’s Chief Executive Officer and other executives may be compensated with a combination of annual base salary, annual performance-based incentive payments, and, with respect to the executives (other than the Chief Executive Officer), issuance of shares of the Company’s Class A common stock, which are typically restricted from sale over a defined vesting period. The Chief Executive Officer has historically not received equity compensation because he owns a significant amount of the Company’s common stock and controls the majority of voting rights of the Company, and thus has interests already aligned with the other shareholders of the Company.  In determining levels of compensation, management and the Committee work together to establish targeted total compensation for each executive and then allocate that compensation among base salary and incentive compensation.

The Company’s 2010 annual performance-based incentives were paid, at the executives’ option (other than to the Chief Executive Officer, who received his incentive in cash), as either 100% cash, 100% stock, or 50% cash/50% stock. Those electing stock also received an additional restricted share grant equal to 15% of the amount of their bonus they elected to receive in stock to promote increased and continued share ownership by associates.  All shares issued as part of the incentive award were issued pursuant to the Company’s Restricted Stock Plan and were fully vested, but restricted from transfer for one year from issuance.

Other awards of the Company’s Class A common stock (not associated with the annual performance-based incentives) are based on the Company’s and the individual’s performance, and are designed both to align the executives’ own interests with the long-term strategic goals of the Company and to contribute to the retention of those individuals.

Each element of compensation is designed to be competitive with comparable companies and to align management’s incentives with the long-term interests of the Company’s shareholders.  The Committee, upon management’s recommendation, determines the amount of each element of compensation by reviewing the current compensation mix for each of the executives in comparison to the Company’s performance, the Company’s long-term objectives, and the scope of that executive’s responsibility. The Committee seeks to achieve an appropriate balance between base salary, annual performance-based incentives, and longer-term equity incentives for all of the Company’s executives.  The Committee does not assign relative weights to the performance measures described above in “Compensation Objectives” in setting these salaries, annual performance-based incentives, and longer-term equity incentives.

Base Salaries

The Company wants to provide senior management with a level of assured cash compensation in the form of base salary that is appropriate given their professional status and accomplishments.  Base salary for the Company’s Chief Executive Officer and other executives is based upon an evaluation of individual responsibilities of each person, market comparisons from compensation surveys, and an assessment of each individual’s performance.  Base salaries are generally set to be within a median range of the compensation survey results, which helps the Company attract and retain talented executives.  Changes in base salaries of executives depend on projected changes in the external market as well as individual contributions to the Company’s performance.  All base salaries are paid in cash.

The Chief Executive Officer has not had a base salary increase from 2006 through 2010, the President had no increase in 2009, and the Chief Financial Officer did not have a base salary increase from 2007 through 2009.

The decline in economic conditions resulted in minimal increase or declines in the cost of living during 2008 into 2009.  Thus, as a general rule, no overall base salary adjustments were made and wages were frozen in 2009 for all employees, including executives.  Considering the improvement in corporate business results and the current economic conditions, base salary merit increases were reinstated for 2010.

Annual Performance-Based Incentive Payments

Historically, the performance-based incentive pools are determined and funded based on the Company’s financial performance while allowing for subjective modification to account for unique results during the year.

In addition to earning targets, most business segment plan criteria also include additional measurements such as:

•      Fiscal (financial and operational) performance

•      Customer engagement

•      Associate engagement

With respect to assessing performance, the achievements of the Company, the business segment, and individual performance objectives are considered. Company-wide performance objectives include, as stated previously, results of the Company’s consolidated GAAP net income and “base net income,” financial and operational performance measures, associate engagement, and business segment performance factors.  Achieving the targeted “base net income” is the primary company-wide objective, as the growth in “base net income” has a direct correlation with the interests of the Company’s shareholders. Incentives are generally positioned to be within a median range of the compensation survey results.

The executives also have specific performance goals. Where an executive has responsibility for a particular business segment, the performance goals are heavily weighted toward the performance of that business segment.  However, actual payments for business segment performance goal achievement can be negatively or positively impacted by overall company-wide performance, which funds the overall incentive pool. When an executive has broader corporate responsibility, such as the Company’s Chief Financial Officer and President, their particular objectives for the year are tied more closely to the overall company-wide performance.

The executives are eligible for performance-based incentive payments under an incentive plan arrangement which generally increases as the Company’s “base net income” increases.  In addition to financial results, each executive’s business segment and individual performance are considered in order to determine the final amount of the incentive payment earned.

While the Company strives for overall consistency in executive compensation, the executives’ potential incentive amounts vary by business segment due to differences in roles, business models, and business performance.

Compensation Arrangements with Named Executive Officers

On June 1, 2005, in connection with the Company’s acquisition of a majority of the stock of FACTS Management Co., the Company entered into an employment agreement with Mr. Tewes that expired May 31, 2010.  Mr. Tewes remains an ‘at will’ employee of the Company.

The Company does not have contracts, agreements, plans, or arrangements with its Named Executive Officers that provide for payment in connection with any termination or change-in-control.  In addition, the Company does not currently have a formal written policy for the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Executive Officers Bonus Plan

Effective January 1, 2010, the Board of Directors terminated the Executive Officers Bonus Plan (the “Plan”) for Mr. Dunlap, Chief Executive Officer.

Under the Plan, Mr. Dunlap was eligible for an annual bonus equal to $500,000 for every $1.00, or the pro-rata share thereof, in “base net income” per share earned by the Company during the year. “Base net income” per share was defined under the plan as the Company’s annual “base net income” for the Plan year, as calculated and reported in the Company’s earnings releases and filings, divided by the weighted average basic number of common shares outstanding as of the end of the Plan year.

Effective January 1, 2010, Mr. Dunlap’s bonus is determined by the Board of Directors based on individual performance and Company results, provided that such amount shall not in any case exceed 100% of Mr. Dunlap’s annual base salary, which for 2010 was $500,000. (Mr. Dunlap’s salary in 2011 remains at $500,000).  The President and Chief Financial Officer’s incentive targets are also limited to 100% of their base salary.  For 2010, the summary compensation tables below reflect an incentive greater than 100% of base salary for these executives due to the additional 15% stock grant resulting from their election of 100% stock for their performance-based incentive.

Restricted Stock Plan

The Company maintains a Restricted Stock Plan administered by the Committee to reward performance by associates, including executives other than the Chief Executive Officer.  This plan permits the Committee to reward a recipient with an award of shares of the Company’s Class A common stock, which, in the Committee’s sole discretion, may have vesting requirements attached.  These additional awards are designed to recognize and reward the executives, and to connect the executives’ wealth accumulation directly to the Company’s performance, thereby encouraging the executives to behave as owners of the Company.

Other Equity Awards

The Company also supports a number of other savings and investment vehicles that assist all associates, including executives, in increasing their long-term financial savings and in becoming owners of the Company.  The Company provides an Employee Share Purchase Plan, pursuant to which shares of the Company’s Class A common stock may be acquired through payroll deductions, at a discount of 15% to the lower of the average market price of the Company’s stock on the first and last trading days of each calendar quarter.  In addition, the Company provides all eligible associates the opportunity to receive the Company’s matching contribution to the 401(k) plan in shares of the Company’s Class A common stock.

The Company does not offer stock options.  It is management’s opinion that awards of restricted stock are a better method of encouraging executives to focus on the long term value of the Company.

Share Ownership Guidelines

The Compensation Committee believes that executives should have a significant equity interest in the Company.  In order to promote equity ownership and further align the interests of management with the Company’s shareholders, in 2005 the Committee recommended and the Board adopted Share Ownership Guidelines for management associates at certain levels.  Under these guidelines, each Named Executive Officer is encouraged to own at least 15,000 shares of Company stock. As of February 28, 2011, all Named Executive Officers met these guidelines, and are thereby exposed to downside risk in the Company’s equity performance.

Other Compensation

In addition to base salaries and annual performance-based incentive compensation, the Company provides executives with certain other benefits to assist the Company in remaining competitive in the marketplace and to encourage executives to remain with the Company.

Benefits, including health, dental, and vision coverage, are designed to be competitive with the national marketplace.  A critical aspect of the Company’s health benefits program is its focus on associate health and wellness.  The Company encourages all associates, including executives, to take a proactive approach to their personal health and wellbeing.  The Company has implemented wellness programs which encourage and reward associates for healthy habits by offering the opportunity to lower their insurance premiums.

The Company owns a controlling interest in an aircraft due to the frequent business travel needs of its executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company’s headquarters are located.  Union Financial Services, Inc., which is owned by Mr. Dunlap and Stephen F. Butterfield, a member of the Board of Directors and former Co-Chief Executive Officer of the Company, owns the remaining interest in the aircraft.  Consistent with guidance issued in 2010 from the Federal Aviation Administration, the Company can be reimbursed for the pro rata cost of owning, operating, and maintaining the aircraft when used for routine personal travel by certain individuals positions with the Company require them to routinely change travel plans within a short time period.  Accordingly the Company allows Messrs. Dunlap and Butterfield to utilize its interest in the aircraft for personal travel when it is not required for business travel.  The value of the personal use of the aircraft is computed based on the Company’s aggregate incremental costs, which include variable operating costs such as fuel costs, mileage costs, trip-related maintenance and hangar costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs.  In 2010, Messrs. Dunlap and Butterfield did not receive any personal travel benefits with respect to the Company’s interest in the aircraft, since all personal travel by Messrs. Dunlap and Butterfield on such aircraft occurred with respect to the interest in the aircraft owned by Union Financial Services, Inc.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limitation, subject to certain exceptions, on a public company’s income tax deductibility in any tax year with respect to compensation paid to any employee who is a chief executive officer, or one of the three highest paid executive officers of the company on the last day of that tax year (other than the chief executive officer or the chief financial officer).  This limitation does not apply to certain “performance-based” compensation paid under a shareholder approved plan that meets the requirements of Section 162(m) and the regulations thereunder.

The Committee believes that the Company will not be subject to Section 162(m) limitations on the deductibility of compensation paid to executives for 2010.  The Committee may consider other steps which might be in the Company’s best interests to comply with Section 162(m), while reserving the right to award future compensation which may not comply with the Section 162(m) requirements for deductibility if the Committee concludes that such compensation is in the Company’s best interests in providing incentives to attract, motivate, and retain key executives.

Matching Gift Program

The Company offers a matching gift program in which all employees with at least six months of service and all members of the Board of Directors are eligible to participate.  Under this program, for every dollar ($100 minimum) that an employee or Board member contributes to an eligible charitable organization or educational institution, the Company will make matching donations of additional funds, subject to terms and conditions applicable in an equal manner to all employees and Board members.  During 2010, the Company matched the following amounts in contributions under the provisions of this program by the Named Executive Officers:

Michael S. Dunlap	$100

Terry J. Heimes	22,600

Jeffrey R. Noordhoek	—

Timothy A. Tewes	—

William J. Munn	1,750

Conclusion

By ensuring market competitive compensation that is aligned with a performance-based organization philosophy, the Company expects to attract, motivate, and retain the executive talent required to achieve long-term goals.  This is critical, as management knows the Company’s success hinges on having engaged executives who are committed to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions, and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders.

Respectfully submitted,

James P. Abel, Chairman
Kimberly K. Rath
Michael D. Reardon

Summary Compensation Table for Fiscal Years 2010, 2009, and 2008

The following table sets forth summary information with respect to the compensation paid and bonuses granted for services rendered by the Company’s Chief Executive Officer and Chief Financial Officer, as well as each of the Company’s other three most highly compensated executive officers during the year ended December 31, 2010 (collectively, the “Named Executive Officers”).  The information presented in the table relates to the fiscal years ended December 31, 2010, 2009, and 2008, except that in accordance with SEC staff guidance only information relating to the fiscal year ended December 31, 2010 is presented for William J. Munn, who first became a Named Executive Officer in 2010. Salaries and bonuses are paid at the discretion of the Board of Directors.

		Annual compensation (a)
					All other
					compensation
Name and principal position	Year	Salary ($)	Bonus ($) (b)		($) (c)	Total ($)

Michael S. Dunlap	2010	500,000	500,000		10,440	1,010,440
Chief Executive Officer	2009	500,000	—	(d)	10,340	510,340
	2008	500,000	—	(d)	10,340	510,340

Terry J. Heimes	2010	331,500	381,240		33,180	745,920
Chief Financial Officer	2009	325,000	325,017		33,440	683,457
	2008	325,000	50,001		19,986	394,987

Jeffrey R. Noordhoek	2010	331,500	381,240		10,340	723,080
President	2009	325,000	325,017		10,340	660,357
	2008	325,000	50,001		9,740	384,741

Timothy A. Tewes	2010	275,800	172,512		21,087	469,399
President and Chief Executive	2009	260,000	120,005		26,943	406,948
Officer, Nelnet Business Solutions,	2008	260,000	150,004		26,093	436,097
a subsidiary of Nelnet, Inc.

William J. Munn	2010	225,000	172,512		10,646	408,158
Executive Director, Corporate Secretary,
Chief Governance Officer,
and General Counsel

(a)	Executive officers may receive perquisites and personal benefits, the aggregate dollar amounts of which are below the current SEC threshold of $10,000 for reporting.

(b)
Amounts represent bonuses paid in 2011, 2010, and 2009 for services rendered during the 2010, 2009, and 2008 calendar years, respectively.  The Company’s 2010 annual performance-based incentives were paid, at the executives’ option (other than to the Chief Executive Officer, who received his incentive in cash), as either 100% cash, 100% stock, or 50% cash/50% stock. Those electing stock also received an additional restricted share grant equal to 15% of the amount of their bonus they elected to receive in stock to promote increased and continued share ownership by associates.  All shares issued as part of the incentive award were issued pursuant to the Company’s Restricted Stock Plan and were fully vested, but restricted from transfer for one year from issuance.  All 2009 and 2008 bonuses (paid in 2010 and 2009, respectively) were also paid in fully vested shares of Class A common stock issued pursuant to the Company’s Restricted Stock Plan, however, the 2009 and 2008 bonuses did not include an additional 15% share award and there were no transfer restrictions.  The stock issuances for bonuses in 2010, 2009, and 2008 were not made as equity incentive plan awards.

For 2010, all Named Executive Officers (with the exception of Mr. Dunlap) elected to receive 100% of their annual performance-based incentive in stock. As a result, Mr. Heimes and Mr. Noordhoek’s annual incentives are greater than their base salary due to the additional 15% stock grant they received as a result of this election.

(c)	“All other compensation” includes the following:

		All other compensation
		Employer
		matching
		contributions	Premiums	Matching	Dividends		Gross-up
		under 401(k)	on life	gift	on restricted	Automobile	for payment
	Year	Plan ($)	insurance ($)	program (1)	stock ($) (2)	allowance ($)	of taxes ($)	Other ($)	Total ($)

Michael S. Dunlap	2010	9,800	540	100	—	—	—	—	10,440
	2009	9,800	540	—	—	—	—	—	10,340
	2008	9,200	540	600	—	—	—	—	10,340

Terry J. Heimes	2010	9,800	540	22,600	—	—	—	240	33,180
	2009	9,800	540	23,100	—	—	—	—	33,440
	2008	9,200	540	10,100	—	—	—	146	19,986

Jeffrey R. Noordhoek	2010	9,800	540	—	—	—	—	—	10,340
	2009	9,800	540	—	—	—	—	—	10,340
	2008	9,200	540	—	—	—	—	—	9,740

Timothy A. Tewes	2010	9,800	540	—	2,004	6,000	2,743	—	21,087
	2009	9,800	540	—	280	12,000	4,323	—	26,943
	2008	8,976	540	—	529	12,000	4,048	—	26,093

William J. Munn	2010	8,308	540	1,750	49	—	—	—	10,646

(1)	The Company has a matching gift program as discussed previously in the “Compensation Discussion and Analysis” included in this proxy statement.

(2)
The Company’s cash dividend payments on its Class A and Class B common stock includes dividend payments on unvested shares of Class A common stock issued pursuant to the Company’s Restricted Stock Plan.  Dividends paid to the Named Executive Officers on unvested restricted stock are included in the table above.

(d)
For 2009 and 2008, Mr. Dunlap was not entitled to any award under the Executive Officers Bonus Plan, as the Company did not maintain an investment grade rating by both Standard & Poor’s and  Moody’s Investor Services.  Effective January 1, 2010, the Board of Directors terminated the Executive Officers Bonus Plan.

Grants of Plan-Based Awards Table for Fiscal Year 2010

The following table sets forth summary information relating to each grant of an award made to the Company’s Named Executive Officers for the fiscal year ended December 31, 2010.

		Approval of
		grant by		Grant date
		Compensation	Number of	fair value of
Name	Grant date (a)	Committee	shares of stock	stock awards ($) (b)

Michael S. Dunlap	—	—	—	—

Terry J. Heimes	March 12, 2010	February 2, 2010	18,425	325,017

Jeffrey R. Noordhoek	March 12, 2010	February 2, 2010	18,425	325,017

Timothy A. Tewes	March 12, 2010	February 2, 2010	6,803	120,005

William J. Munn	March 12, 2010	February 2, 2010	6,803	120,005

(a)
On March 12, 2010, the Company issued stock to pay fiscal year 2009 bonuses.  The stock issuances were not made as equity incentive plan awards.  All 2009 bonuses (paid in 2010) were paid in fully vested shares of Class A common stock issued pursuant to the Company’s Restricted Stock Plan.

(b)	The Company determined the value of these awards based on the average of the high and low prices for sales of Class A common stock on March 4, 2010, which was $17.64.

Outstanding Equity Awards at Fiscal Year-End Table (As of December 31, 2010)

The following table sets forth summary information relating to the outstanding unvested equity awards for the Company’s Named Executive Officers as of December 31, 2010.

Stock awards
	Number of	Market value
	shares of stock	of shares of
	that have	stock that
Name	not vested	have not vested ($) (a)

Michael S. Dunlap	—	—

Terry J. Heimes	—	—

Jeffrey R. Noordhoek	—	—

Timothy A. Tewes	2,625 (b)	62,186

William J. Munn	66 (c)	1,564

(a)	Based on the closing market price of the Company’s Class A common stock as of December 31, 2010 of $23.69.

(b)
Amount represents shares of restricted Class A common stock issued on October 1, 2007 pursuant to the Company’s Restricted Stock Plan, of which 375 shares will vest on each March 15 during the years 2011 through 2017.

(c)
Amount represents shares of restricted Class A common stock issued on March 9, 2009 pursuant to the Company’s Restricted Stock Plan, of which 33 shares will vest on each March 9, 2011 and March 9, 2012.

Stock Vested Table for Fiscal Year 2010

The following table sets forth summary information relating to the stock vested for the Company’s Named Executive Officers during the fiscal year ended December 31, 2010.

Stock awards
	Number of	Market value
	shares of stock	of shares of
	acquired	stock realized
Name	on vesting	on vesting ($) (c)

Michael S. Dunlap	—	—

Terry J. Heimes	—	—

Jeffrey R. Noordhoek	—	—

Timothy A. Tewes	1,375 (a)	26,924

William J. Munn	34 (b)	659

(a)
Amount includes 375 shares and 1,000 shares of restricted Class A common stock issued on October 1, 2007 and August 23, 2007, respectively, pursuant to the Company’s Restricted Stock Plan.  The closing market price on the date of issuance of these shares was $18.71 and $18.36 per share, respectively.  These shares vested on March 15, 2010 and April 30, 2010, respectively.

(b)
Amount represents shares of restricted Class A common stock issued on March 9, 2009.  The closing market price on the date of issuance of these shares was $4.91 per share. These shares vested on March 9, 2010.

(c)
The closing market price of the Company’s common stock as of March 9, 2010, March 15, 2010, and April 30, 2010 (the vesting dates) was $19.37 per share, $18.57 per share, and $19.96 per share, respectively.

Stock Option, SAR, Long-Term Incentive, and Defined Benefit Plans

The Company does not have any stock option, SAR, long-term incentive, or defined benefit plans covering its Named Executive Officers.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

Stock Ownership

The authorized common stock of the Company consists of 660,000,000 shares, $0.01 par value.  The common stock is divided into two classes, consisting of 600,000,000 shares of Class A common stock and 60,000,000 shares of Class B common stock.  The Company also has authorized 50,000,000 shares of preferred stock, $0.01 par value.

The following table sets forth information as of February 28, 2011, regarding the beneficial ownership of each class of the Company’s common stock by:

•	each person, entity, or group known by the Company to beneficially own more than five percent of the outstanding shares of any class of common stock

•	each of the Named Executive Officers

•	each incumbent director and each nominee for director

•	all executive officers and directors as a group

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of the Company’s common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security.

The number of shares of Class B common stock for each person in the table below assumes such person does not convert any Class B common stock into Class A common stock. Unless otherwise indicated in a footnote, the address of each five percent beneficial owner is c/o Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508. Unless otherwise indicated in a footnote, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

Beneficial Ownership – As of February 28, 2011

	Number of shares beneficially owned					Percentage of shares beneficially owned (1)			Percentage of combined voting power of all classes of stock
Name	Class A		Class B		Total	Class A	Class B	Total	(2)

Michael S. Dunlap	7,378,326	(3)	9,455,730	(4)	16,834,056	20.0%	82.3%	34.8%	67.1%
Stephen F. Butterfield	355		3,952,364	(5)	3,952,719	*	34.4%	8.2%	26.0%
Angela L. Muhleisen	7,778,814	(6)	1,361,436	(7)	9,140,250	21.1%	11.8%	18.9%	14.1%
Union Bank and Trust Company	4,547,955	(8)	1,361,436	(9)	5,909,391	12.3%	11.8%	12.2%	12.0%
Terry J. Heimes	192,671	(10)	-		192,671	*	—	*	*
William J. Munn	23,294	(11)	-		23,294	*	—	*	*
Jeffrey R. Noordhoek	418,320	(12)	-		418,320	1.1%	—	*	*
Timothy A. Tewes	24,029	(13)	-		24,029	*	—	*	*
James P. Abel	33,186	(14)	-		33,186	*	—	*	*
Kathleen A. Farrell	19,399	(15)	-		19,399	*	—	*	*
Thomas E. Henning	42,082	(16)	-		42,082	*	—	*	*
Brian J. O'Connor	40,541		-		40,541	*	—	*	*
Kimberly K. Rath	15,535	(17)	-		15,535	*	—	*	*
Michael D. Reardon	20,121	(18)	-		20,121	*	—	*	*
The Vangaurd Group, Inc.	2,081,466	(19)	-		2,081,466	5.6%	—	4.3%	1.4%
Executive officers and directors
as a group	8,397,284	(20)	11,495,377		19,892,661	22.8%	100.0%	41.1%	81.3%

* Less than 1%.

(1)	Based on 36,861,784 shares of Class A common stock and 11,495,377 shares of Class B common stock outstanding as of February 28, 2011.

(2)
These percentages reflect the different voting rights of the Company’s Class A common stock and Class B common stock. Each share of Class A common stock has one vote and each share of Class B common stock has ten votes on all matters to be voted upon by the Company’s shareholders.

(3)
Mr. Dunlap is deemed to have sole voting and investment power over 2,425,871 shares of Class A common stock, which includes 3,015 shares of Class A common stock held indirectly by Mr. Dunlap that were issued under the Company’s 401(k) plan matching stock program.  Mr. Dunlap may be deemed to have shared voting and investment power over 4,952,455 shares of Class A common stock, which includes shares of Class A common stock that are owned by entities that Mr. Dunlap may be deemed to control, consisting of: (i) 404,500 shares owned by Farmers & Merchants Investment Inc. (“F&M”), of which Mr. Dunlap is a director and co-president and owns or controls approximately 22% of the outstanding voting stock, and of which Mr. Dunlap’s spouse owns approximately 18% of the outstanding voting stock, and (ii) 4,547,955 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank and Trust Company (“Union Bank”) (some of which shares may under certain circumstances be pledged as security by Union Bank’s customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power.  Mr. Dunlap is a director of and controls Union Bank through F&M. Mr. Dunlap disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except for his beneficial interest in the shares of Class A common stock issued to him through the Company’s 401(k) plan matching stock program. He also disclaims beneficial ownership of the shares held by F&M, except to the extent of his pecuniary interest therein and to the extent that he actually has or shares voting power or investment power with respect to such shares, and the reporting thereof shall not be construed as an admission that he is a beneficial owner of such shares.  With respect to the number of shares of Class A common stock beneficially owned by Mr. Dunlap that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2010, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 14, 2011.

(4)
Mr. Dunlap is deemed to have sole voting and investment power over 6,507,603 shares of Class B common stock, which includes 1,701,000 shares owned by Mr. Dunlap’s spouse.  Mr. Dunlap is deemed to have shared voting and investment power over 2,948,127 shares of Class B common stock, which includes (i) 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Dunlap is Chairman and owns 50.0% of the outstanding capital stock, (ii) 1,035,410 shares held by Union Bank as Trustee for a Class B grantor retained annuity trust (“GRAT”) established by Mr. Dunlap, and (iii) 326,026 shares held by Union Bank as Trustee under a Class B GRAT established by Mr. Butterfield. Mr. Dunlap disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent of his pecuniary interest therein.  Mr. Dunlap also disclaims beneficial ownership of the 326,026 shares held by Union Bank as Trustee under the Class B GRAT established by Mr. Butterfield.

(5)
Mr. Butterfield is deemed to have sole voting and investment power over 2,039,647 shares of Class B common stock that are held by the Stephen F. Butterfield Revocable Living Trust, of which Mr. Butterfield is a trustee.  Mr. Butterfield is deemed to have shared voting and investment power over 1,912,717 shares of Class B common stock, which includes (i) 1,586,691 shares owned by Union Financial Services, Inc., of which Mr. Butterfield is a director and president and owns 50.0% of the outstanding capital stock and (ii) 326,026 shares held by Union Bank as Trustee for a Class B GRAT established by Mr. Butterfield. Mr. Butterfield disclaims beneficial ownership of the shares held by Union Financial Services, Inc., except to the extent of his pecuniary interest therein.  A total of 2,039,647 shares are pledged as collateral for a line of credit.

(6)
Ms. Muhleisen is deemed to have sole voting and investment power over 2,609,955 shares of Class A common stock.  Ms. Muhleisen is deemed to have shared voting and investment power over 5,168,859 shares of Class A common stock, which includes (i) 88,864 shares jointly owned by Ms. Muhleisen and her spouse, (ii) 1,114,390 shares owned by her spouse, (iii) 575,245 shares held by Ms. Muhleisen’s son, (iv) 575,245 shares held by Ms. Muhleisen’s daughter, (v) 913,220 shares held by Union Bank as Trustee for Class A GRATs established by Ms. Muhleisen and her spouse, and (vi) shares that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of: 404,500 shares owned by F&M, of which Ms. Muhleisen is a director and co-president and owns or controls 38.6% of the outstanding capital stock, and 1,497,395 shares held by Union Bank for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank’s customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power.  Ms. Muhleisen, the sister of Michael S. Dunlap, is a director, chairperson, president, and chief executive officer of and controls Union Bank through F&M.  Ms. Muhleisen disclaims beneficial ownership of the shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank, except for her retained beneficial interest in 913,220 shares of Class A common stock held in trust on her behalf and on behalf of her spouse under two of the Class A GRATs.  She also disclaims beneficial ownership of the shares held by F&M, except to the extent of her pecuniary interest therein.  The address for Ms. Muhleisen is c/o Union Bank and Trust Company, P.O. Box 82529, Lincoln, Nebraska 68501.  With respect to the number of shares of Class A common stock beneficially owned by Ms. Muhleisen that are held by Union Bank, the number of shares set forth in the table reflects the number of shares held by Union Bank as of December 31, 2010, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 14, 2011.

(7)
Ms. Muhleisen is deemed to have shared voting and investment power over 1,361,436 shares of Class B common stock that are held by Union Bank as Trustee under Class B GRATs established by Mr. Dunlap and Mr. Butterfield. Ms. Muhleisen disclaims beneficial ownership of the shares held by Union Bank as Trustee under the Class B GRATs.

(8)
Union Bank is deemed to have sole voting and investment power over 30,000 shares of Class A common stock that are held by the Union Bank profit sharing plan.  Union Bank is deemed to have shared voting and investment power over 4,517,955 shares of Class A common stock, which includes (i) 195,000 shares held as trustee for the University of Nebraska Foundation, (ii) 219,022 shares held by Union Bank as Trustee under a Class A GRAT and a Class A charitable remainder trust established by Mr. Noordhoek, (iii) 913,220 shares held by Union Bank as Trustee under Class A GRATs established by Ms. Muhleisen and her spouse, (iv) 2,137,340 shares of Class A common stock held by Union Bank in individual accounts for Ms. Muhleisen and her spouse, and (v) 1,053,373 shares held for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank (some of which shares may under certain circumstances be pledged as security by Union Bank’s customers under the terms of the accounts) with respect to which Union Bank may be deemed to have or share voting or investment power.  Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.  The address for Union Bank is P.O. Box 82529, Lincoln, Nebraska 68501; Attention: Angela L. Muhleisen, President.  The number of shares of Class A common stock set forth in the table for Union Bank reflect the number of shares held by Union Bank as of December 31, 2010, as reported in a Schedule 13G/A filed by Union Bank with the SEC on February 14, 2011.

(9)
Union Bank is deemed to have shared voting and investment power over 1,361,436 shares of Class B common stock that are held by Union Bank as Trustee under Class B GRATs established by Mr. Dunlap and Mr. Butterfield.  Union Bank disclaims beneficial ownership of such shares except to the extent that Union Bank actually has or shares voting power or investment power with respect to such shares.

(10)	Includes 50,080 shares owned by Mr. Heimes’ spouse. A total of 115,690 Class A shares are pledged as collateral for a line of credit which had not been drawn upon as of February 28, 2011.

(11)	Includes 500 shares jointly owned by Mr. Munn and his spouse and 66 shares issued under the Company’s Restricted Stock Plan of which 33 shares will vest on each March 9, 2011 and March 9, 2012.

(12)
Includes 177,806 shares held by the Jeffrey R. Noordhoek Trust, 195,187 shares held by Union Bank as Trustee under a Class A GRAT established by Mr. Noordhoek, and 23,835 shares held by Union Bank as Trustee under a Class A CRUT established by Mr. Noordhoek.  A total of 194,232 Class A shares are pledged as collateral for a line of credit which had not been drawn upon as of February 28, 2011.

(13)	Includes 2,625 shares issued under the Company’s Restricted Stock Plan, which vest in equal annual installments of 375 shares from March 2011 through March 2017.

(14)
Includes 25,082 shares that Mr. Abel has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.  Also includes 500 shares owned by Mr. Abel’s spouse.

(15)	Includes 13,989 shares that Ms. Farrell has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.

(16)
Includes 29,993 shares that Mr. Henning has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.  Also includes 3,090 shares owned by Mr. Henning’s spouse.

(17)
Includes 14,335 shares that Ms. Rath has elected to defer delivery of pursuant to the deferral election provisions of the Company’s Directors Stock Compensation Plan.  Amount also includes 1,200 shares owned by Ms. Rath’s husband in an individual retirement account.

(18)
Includes 15,672 shares owned jointly by Mr. Reardon and his spouse in a margin securities account at a brokerage firm.  Positions held in such account, including shares of the Company’s Class A common stock, may under certain circumstances be pledged as collateral security for the repayment of debit balances, if any, in such account.

(19)
On February 9, 2011, The Vanguard Group, Inc. (“Vanguard”) filed a Schedule 13G with the Securities and Exchange Commission indicating that they beneficially owned 5.6% of the Company’s Class A common stock as of December 31, 2010.  The amounts set forth in the table reflect the number of shares reported in the Schedule 13G and includes 53,501 shares held by Vanguard Fiduciary Trust Company (“VFTC), a wholly-owned subsidiary of Vanguard.  VFTC is the investment manager of collective trust accounts.  The principal business address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange reports of ownership of Company securities and changes in reported ownership.  Executive officers, directors, and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2010, the Company’s executive officers, directors, and greater than ten percent beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except as noted below.

One Form 4 report for James H. Van Horn, who resigned from the Company’s Board of Directors effective February 15, 2010, that reported one transaction relating to the conversion pursuant to the Directors Stock Compensation Plan of previously reported shares of phantom stock into shares of Class A common stock upon Mr. Van Horn’s resignation from the Board of Directors, was filed late on March 2, 2010 due to an administrative oversight by the Company’s staff.  In addition, one Form 4 report for Angela L. Muhleisen, a greater than ten percent beneficial owner, that reported two transactions relating to sales of shares of Class A common stock by Ms. Muhleisen’s children on July 1, 2010 pursuant to Rule 10b5-1 sales plans adopted on September 15, 2009, was filed one day late on July 7, 2010 due to an administrative oversight by the Company’s staff.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

The Company has adopted written policies and procedures for the Nominating and Corporate Governance Committee’s review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest.  For purposes of this policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than five percent of the Company’s outstanding shares of common stock, and (iii) any immediate family member of the foregoing.  The Nominating and Corporate Governance Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its stockholders.  The Nominating and Corporate Governance Committee may, in its discretion, submit certain transactions to the full Board of Directors for approval where it deems appropriate.

In determining whether to approve or ratify a transaction, the Nominating and Corporate Governance Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director’s independence in the event the related person is a director, and the extent of the related person’s interest in the transaction.  The policy also provides for the delegation of its authority to the Chairman of the Nominating and Corporate Governance Committee for any related person transaction requiring pre-approval or ratification between meetings of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

All approved related party transactions are communicated to the full Board of Directors by the Chairman of the Nominating and Corporate Governance Committee, or his designee.  Mr. Dunlap beneficially owns shares representing over 67% of the combined voting power of the Company’s shareholders.  Because of his beneficial ownership, Mr. Dunlap can effectively elect each member of the Board of Directors, including all members of the Nominating and Corporate Governance Committee, and has the power to defeat or remove each member.

Although there is no formal requirement for executive management of the Company to approve related party transactions, executive management reviews all related party transactions.  Upon reviewing related party transactions, executive management takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director’s independence in the event the related person is a director, and the extent of the related person’s interest in the transaction.

Each member of the Company’s executive management has been hired by and is supervised by Mr. Dunlap and can be fired by him or otherwise penalized by him because he is the Chief Executive Officer.

During 2010, the Company entered into certain transactions and had business arrangements with Union Bank and Trust Company and Union Financial Services.  These transactions were reviewed and approved by the Nominating and Corporate Governance Committee and reviewed by executive management.  Union Bank and Trust Company and Union Financial Services are related persons as discussed below.  We cannot affirm whether or not the fees and terms of each transaction are substantially the same terms as those prevailing at the time for transactions with persons that do not have a relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company).  However, all related party transactions are based on available market information for comparable assets, products, and services and are extensively negotiated.

•
Union Bank and Trust Company — Union Bank is controlled by Farmers & Merchants Investment Inc. (“F&M”), which owns 81.4% of Union Bank’s common stock and 15.4% of Union Bank’s non-voting preferred stock. Michael S. Dunlap, a significant shareholder, Chief Executive Officer, Chairman, and a member of the Board of Directors of the Company, owns or controls 40.2% of the stock of F&M, while Mr. Dunlap’s sister, Angela L. Muhleisen, owns or controls 38.6% of such stock. Mr. Dunlap serves as a director and co-president of F&M. Ms. Muhleisen serves as director and co-president of F&M and as a director, chairperson, president, and chief executive officer of Union Bank.  At February 28, 2011, Union Bank beneficially owned 12.2% of the Company’s common stock.  F&M does not own 5% or more of the Company’s stock; however, the stock holdings of both Union Bank and F&M are deemed to be beneficially owned by both Mr. Dunlap and Ms. Muhleisen, respectively.  At February 28, 2011, Mr. Dunlap beneficially owned 34.8% of the Company’s outstanding common stock and Ms. Muhleisen beneficially owned 18.9% of the Company’s outstanding common stock.

•
Union Financial Services, Inc. – Union Financial Services Inc. (“UFS”) is a corporation which is owned 50% by Michael S. Dunlap, a significant shareholder, Chief Executive Officer, Chairman, and a member of the Board of Directors of the Company, and 50% by Stephen F. Butterfield, Vice Chairman and a member of the Board of Directors of the Company.

Transactions with Union Bank

The Company has entered into certain contractual arrangements with Union Bank.  These transactions include:

•
Loan sales - During 2008 and 2009, the Company sold $535.4 million (par value) and $76.4 million (par value), respectively, of FFELP student loans (the “FFELP Loans”) to Union Bank. The Company recognized a loss of $3.9 million and $0.8 million, respectively, on these loan sales which represented unamortized loan costs on these portfolios.  These loans were sold pursuant to an affiliate transaction exemption granted by the Federal Reserve Board which allowed Union Bank to purchase FFELP loans from the Company. In connection with the exemption and the loan purchase by Union Bank, an Assurance Commitment Agreement (the “Commitment Agreement”) was also entered into, by and among, the Company, Union Bank, and Mr. Dunlap. Per the terms of the Commitment Agreement, the Company provided certain assurances to Union Bank designed to mitigate potential losses related to the FFELP Loans, including holding amounts in escrow equal to the unguaranteed portion and reimbursing Union Bank for losses, if any, related to the portfolio.  As part of this agreement, the Company was also obligated to buy back loans once they were 30 days delinquent.  In 2010 and 2009, the Company bought back from Union Bank $11.7 million (par value) and $36.9 million (par value), respectively, in loans and incurred expenses of $128,000 and $374,000, respectively, related to this obligation.

In March 2010, the Company purchased $524.2 million (par value) of federally insured student loans from Union Bank, which represented all outstanding FFELP loans remaining under the provisions of the Commitment Agreement. As a result of this loan purchase, the Company no longer has a commitment to hold amounts in escrow, reimburse Union Bank for losses, and buy back delinquent loans related to this portfolio.

•
Loan purchases – During 2010, the Company purchased $989.2 million (par value) of FFELP student loans from Union Bank, which includes $535.9 million of loans purchased under the Commitment Agreement as discussed previously.  No premiums were paid for these loan purchases.

•
Loan servicing – As of December 31, 2010, the Company serviced $530.0 million of loans for Union Bank. Servicing revenue earned by the Company from this portfolio was $1.8 million for the year ended December 31, 2010.

•
Funding – The Company maintains an agreement with Union Bank, as trustee for various grantor trusts, under which Union Bank has agreed to purchase from the Company participation interests in student loans (the “FFELP Participation Agreement”).  The Company uses this facility as a source to fund FFELP student loans.  The Company has the option to purchase the participation interests from the grantor trusts at the end of a 364-day period upon termination of the participation certificate.  As of December 31, 2010, $350.4 million of loans were subject to outstanding participation interests held by Union Bank, as trustee, under this agreement. The agreement automatically renews annually and is terminable by either party upon five business days notice.  This agreement provides beneficiaries of Union Bank’s grantor trusts with access to investments in interests in student loans, while providing liquidity to the Company on a short term basis.  The Company can participate loans to Union Bank to the extent of availability under the grantor trusts, up to $750 million or an amount in excess of $750 million if mutually agreed to by both parties.  Loans participated under this agreement have been accounted for by the Company as loan sales.  Accordingly, the participation interests sold are not included on the Company’s consolidated balance sheet.

The Company has from time to time repurchased certain of its own asset-backed securities (bonds and notes payable). For accounting purposes, these notes have been effectively retired and are not included on the Company’s consolidated balance sheet. However, these securities are legally outstanding at the trust level and the Company could sell these notes to third parties or redeem the notes at par as cash is generated by the trust estate. During 2010, the Company participated $218.7 million of these securities to Union Bank, as trustee for various grantor trusts, and obtained cash proceeds equal to the par value of the notes. The Company entered into a Guaranteed Purchase Agreement with Union Bank whereby it must purchase these notes back from Union Bank at par upon the request of Union Bank. As of December 31, 2010, $107.1 million of these securities were outstanding and subject to the participation agreement and are included in “bonds and notes payable” on the Company’s consolidated balance sheet.

•
Operating cash – The majority of the Company’s cash operating bank accounts are maintained at Union Bank.  The Company also invests cash in the Short term Federal Investment Trust (“STFIT”) of the Student Loan Trust Division of Union Bank, which the Company uses as operating cash accounts. As of December 31, 2010, the Company had $326.9 million deposited at Union Bank in operating accounts or invested in the STFIT.  Interest income earned from cash deposited in these operating cash accounts for the year ended December 31, 2010 was $1.1 million.

•
529 Plan administration – The Company provides certain 529 Plan administration services to certain college savings plans (the “College Savings Plans”) through a contract with Union Bank, as the program manager. Union Bank is entitled to a fee as program manager pursuant to its program management agreement with the College Savings Plans. In 2010, the Company received fees of $5.7 million from Union Bank related to the Company’s administration services provided to the College Savings Plans.

•	Lease arrangement – Union Bank leases space in the Company’s corporate headquarters building. During 2010, Union Bank paid the Company approximately $71,000 for rent.

•	Other fees paid to Union Bank – During 2010, the Company paid Union Bank approximately $655,000 for administrative and record keeping services, commissions, and cash management fees.

•
Other fees received from Union Bank – During 2010, the Company received approximately $165,000 from Union Bank related to an employee sharing arrangement and for providing health and productivity services.

•
Investment services - In December 2010, Union Bank established various trusts whereby Union Bank serves as trustee for the purpose of purchasing, holding, and selling investments in student loan asset backed securities. The Company and Union Bank have both invested money into the trusts.  As of December 31, 2010 and February 28, 2011, the Company had $4.9 million and $22.9 million, respectively, and Union Bank had $28.6 million and $128.8 million, respectively, invested in the trusts. The Company and Union Bank employ certain individuals as dual employees and such employees provide consulting and advisory services to Union Bank as trustee for these trusts, and Union Bank has agreed to pay the Company for the share of such employees’ salary and payroll based on the value of such services rendered as well as the loss of value of such dual employees’ services to the Company.

•
Defined contribution plan – Union Bank administers the Company’s 401(k) defined contribution plan.  Fees paid to Union Bank to administer the plan, approximately $239,000 in 2010, are paid by the plan’s participants.

•	Letter of credit – Union Bank has issued a $125,000 letter of credit for the Company’s benefit. Union Bank charged no fee for providing this service.

The net aggregate impact on the Company’s consolidated statements of income for the year ended December 31, 2010 related to the transactions with Union Bank as described above was income of approximately $8.2 million.  See note 20 of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2010 for additional information related to the transactions between the Company and Union Bank.

The Company intends to maintain its relationship with Union Bank, which the Company’s management believes provides certain benefits to the Company.  Those benefits include Union Bank’s knowledge of and experience in the FFELP industry, its willingness to provide services, and at times liquidity and capital resources on an expedient basis, and the proximity of Union Bank to the Company’s corporate headquarters located in Lincoln, Nebraska.

The majority of the transactions and arrangements with Union Bank are not offered to unrelated third parties or subject to competitive bids.  Accordingly, these transactions and arrangements not only present conflicts of interest, but also pose the risk to the Company’s shareholders that the terms of such transactions and arrangements may not be as favorable to the Company as it could receive from unrelated third parties.  Moreover, the Company may have and/or may enter into contracts and business transactions with related parties that benefit Mr. Dunlap and his sister, as well as other related parties, that may not benefit the Company and/or its minority shareholders.

Transactions with Union Financial Services

In December 2007, the Company approved an assignment of a lease to UFS.  The lease was for approximately 3,100 square feet at a base rent of $23.50 per square foot per year.  The lease was terminated on August 31, 2010.

The Company owns a 74.753% interest in an aircraft due to the frequent business travel needs of the Company’s executives and the limited availability of commercial flights in Lincoln, Nebraska, where the Company’s headquarters are located.  UFS owns the remaining 25.247% interest in the same aircraft.  The aircraft joint ownership agreement between the Company and UFS for this aircraft will continue in effect on a month to month basis until terminated by mutual agreement.  UFS will have the right to require the Company to purchase UFS’s interest in the aircraft for an amount equal to UFS’s pro rata portion (determined on the basis of its ownership percentage) of the aircraft’s fair market value at that time.  If the term of the joint ownership agreement is not extended by agreement of the Company and UFS, the aircraft must be sold and the net proceeds from the sale distributed to the Company and UFS in proportion to their ownership percentages.  Under an aircraft maintenance agreement among the Company, UFS, and an unrelated aviation service company, a total of approximately $500,000 in management fees was paid to the service company in 2010, which amount was allocated to the Company and UFS based on their respective ownership percentages.  The maintenance agreement also provides that the Company must pay for all flight operating expenses for each flight conducted on its behalf, with a corresponding obligation by UFS, and that both the Company and UFS must pay their pro-rata portion, based on actual use percentages, of the cost of maintaining the aircraft.

Other Transactions

During 2010, the Company provided group life insurance policies for its employees through Assurity Life Insurance Company (“Assurity”).  The Company paid Assurity approximately $330,000 in premiums related to those policies during 2010.  Mr. Henning, who serves on the Company’s board of directors, is the president and chief executive officer of Assurity.

In addition to the foregoing, from time to time, the Company, some of the Company’s executive officers, and some of the members of the Company’s Board of Directors invest in small or startup companies, often in the Company’s local community.  In some cases, executive officers of the Company may also serve as members of the Board of Directors of such companies in connection with the investment.

The Company and Mr. Dunlap have invested $100,000 and $225,000, respectively, in Agile Sports, Inc.  Agile Sports, Inc. is located in Lincoln, Nebraska and helps coaches and players of various sports prepare more efficiently through a web-based platform.  In March 2011, Mr. Dunlap began serving on the Board of Directors of Agile Sports, Inc.

In November 2010, the Company and certain executive officers and board members invested a total of $1.5 million in Xuba, LLC.  Xuba, LLC is located in Omaha, Nebraska and offers an innovative social commerce model that delivers a personalized customer experience to its clients.  The investors and amount invested include the Company ($1.0 million) and certain executive officers and board members ($0.5 million, including $250,000 invested by UFS and $150,000 by Jeffrey R. Noordhoek, the Company’s president).   Mr. Noordhoek is a Director of Xuba, LLC.

Neither the Company, the Company’s executive officers, nor members of the Company’s Board of Directors, individually or in the aggregate, owns a majority interest in any of these companies.

While the Company does not deem these investments to be related party transactions, the Company reports investment activity of this type to the Board of Directors.

AUDIT COMMITTEE REPORT

Report of the Board Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s policy standards and guidelines for risk assessment and risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors, and the Company’s compliance with legal and regulatory requirements. The Committee has the sole authority and responsibility to select, determine the compensation of, evaluate, and, when appropriate, replace the Company’s independent auditor.  The Committee is currently comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available at www.nelnetinvestors.com.  The Board has determined that each Committee member is independent under the standards of director independence established under the Company’s Corporate Governance Guidelines and the New York Stock Exchange listing requirements and is also independent under applicable independence standards of the Exchange Act.

The Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process.  Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and for the report on the Company’s internal control over financial reporting.  The Company’s independent auditor, KPMG LLP, is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  The Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting.  The Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor, and the independent auditor.

The Committee held nine meetings during 2010.  The Committee, among other things:

•	Reviewed and discussed the Company’s earnings releases, Quarterly Reports on form 10-Q, and Annual Report on form 10-K, including the consolidated financial statements

•	Reviewed and discussed the Company’s policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate

•	Reviewed and discussed the annual plan and the scope of the work of the internal auditor for fiscal 2010 and summaries of the reports to management by the internal auditor

•	Reviewed and discussed the annual plan and scope of the work of the independent auditor

•	Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements

•	Met with KPMG LLP, the internal auditor, and Company management in separate executive sessions

The Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2010 with management, the internal auditor, and KPMG LLP.  The Committee reviewed and discussed the critical accounting policies as set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting, and KPMG LLP’s opinion on the effectiveness of internal control over financial reporting.  The Committee also discussed with management and the internal auditor the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the processes used to support management’s annual report on the Company’s internal control over financial reporting.

The Committee discussed with KPMG LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance).  This review included a discussion with management and KPMG LLP as to the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures within the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

KPMG LLP also provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Committee concerning independence.  The Committee discussed with KPMG LLP their independence from the Company.  When considering KPMG LLP’s independence, the Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence.  The Committee also reviewed and pre-approved, among other things, the audit, audit-related, and tax services performed by KPMG LLP.  For tax services, the pre-approval included discussion with KPMG LLP concerning their independence as required by the Public Company Accounting Oversight Board Rule 3524 (Audit Committee Pre-approval of Certain Tax Services). The Committee received regular updates on the amount of fees and scope of audit, audit-related, and tax services provided.

Based on the Committee’s review and these meetings, discussions, and reports, and subject to the limitations on the Committee’s role and responsibilities referred to previously and in the Audit Committee Charter, the Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2010 be included in the Company’s 2010 Annual Report on Form 10-K for filing with the SEC.

The Committee has also selected KPMG LLP as the Company’s independent auditor for the year ending December 31, 2011 and is presenting the selection to the shareholders for ratification.

Respectfully submitted,

Brian J. O’Connor, Chairman
Kathleen A. Farrell
Thomas E. Henning

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects the Company’s independent registered public accounting firm.  This proposal is put before the shareholders because the Board believes that it is good corporate practice to seek shareholder ratification of the selection of the independent registered public accounting firm.  If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2011.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of KPMG LLP.  Unless marked to the contrary, proxies will be voted FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for 2011.

Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant Fees and Services

Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2010 and 2009 are set forth below.

	2010	2009
Audit fees	$577,309	634,461

Audit-related fees	1,105,595	1,014,384

Tax fees	168,582	129,948

All other fees	1,500	1,500

Total	$1,852,986	1,780,293

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company and subsidiary audits, the audit on the effectiveness of the Company’s internal control over financial reporting, and consents.

Audit-related fees were for assurance and other services related to service provider compliance reports, employee benefit plan audits, agreed-upon procedures, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance and planning.

All other fees represent the amount paid by the Company for access to an on-line accounting and tax reference tool.

The Audit Committee’s pre-approval policy and procedures are outlined in its charter.  The Audit Committee has the sole authority to appoint, retain, and terminate the Company's independent auditor, which reports directly to the Audit Committee.   The Audit Committee is directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company.   All related fees and costs of the independent auditor, as determined by the Audit Committee, are paid promptly by the Company in accordance with its normal business practices.  All auditing services and permitted non-audit services performed for the Company by the independent auditor, including the services described above, are pre-approved by the Audit Committee, subject to applicable laws, rules, and regulations.  The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company’s Named Executives Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The Company is therefore providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s objective for its executive compensation program is to attract, motivate and retain executives who will contribute to the Company’s long-term success and the creation of shareholder value.  The Company seeks to accomplish this objective in a way that rewards performance and is aligned with its shareholders’ long-term interests, and the Company’s compensation programs are designed to reward the Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The framework and executive compensation philosophy are established by an independent Compensation Committee of the Board of Directors. The following items reflect our commitment to pay for performance and to maintain a strong executive compensation governance framework:

•	Incentive plans that are based upon targets that are approved annually by the Compensation Committee.

•	The peer group of companies used to benchmark executive compensation levels is carefully selected and reviewed.

•	An annual risk assessment conducted by the Compensation Committee to evaluate whether incentive programs drive behaviors that are demonstrably within the risk management parameters it deems prudent.

•	A robust share ownership and retention policy.

The Compensation Discussion and Analysis and the compensation tables and disclosures provided in this Proxy Statement describe the Company’s executive compensation program in more detail, and discuss the following key elements of the program:

•
Mr. Dunlap’s salary as Chief Executive Officer is $500,000 per year and has not been increased since 2006, and his annual performance-based incentive opportunity will not exceed an additional $500,000.

•	Mr. Dunlap beneficially owns 16.8 million shares, or 34.8%, of the Company’s outstanding Class A and Class B common stock, which significantly aligns his interests with the shareholders’ interests.

•
None of the Named Executive Officers has an employment agreement or severance arrangement. In addition, the Company generally does not provide any perquisites, tax reimbursements, or change in control benefits to the Named Executive Officers that are not available to other employees.

•	Each of the Named Executive Officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

The Company believes the compensation program for the Named Executive Officers is instrumental in helping the Company achieve its strong financial performance, and is asking shareholders to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.  As an advisory vote, the vote on this proposal is not binding upon the Company, the Board of Directors, or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Accordingly, the Company’s shareholders are asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table, and the other related tables and disclosure.”

The Board of Directors recommends a vote FOR the approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes on the compensation of its Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which the Company refers to as an advisory vote on executive compensation.  By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that the Company conduct future advisory votes on executive compensation once every one, two, or three years.  Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Company’s Board of Directors has determined that an advisory vote every year on executive compensation will allow the Company’s shareholders to provide timely, direct input on the Company's executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year.

As an advisory vote, this proposal is not binding upon the Company or the Board of Directors in any way. However, the Board of Directors and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future decisions as to the frequency of future advisory votes on executive compensation.  The Board of Directors may decide that it is in the best interests of the shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by the shareholders.

Shareholders may cast a vote on the preferred future advisory vote frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

Shareholders have the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends that shareholders vote for the option of EVERY ONE YEAR (as opposed to every two years or every three years) as the preferred frequency for advisory votes on executive compensation.

OTHER SHAREHOLDER MATTERS

Householding

Under SEC rules, we are allowed to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more shareholders sharing the same address.  We may do this only if the shareholders at that address share the same last name or if we reasonably believe that the shareholders are members of the same family or group.  If we are sending a Notice, the envelope must contain a separate Notice for each shareholder at the shared address.  Each Notice must also contain a unique control number that each shareholder will use to gain access to our proxy materials and vote online.  If we are mailing a paper copy of our proxy materials, the rules require us to send each shareholder at the shared address a separate proxy card.

We believe these rules are beneficial to both our shareholders and to us.  Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household.  However, shareholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you receive a single set of proxy materials but prefer to receive separate copies for each registered account in your household, please contact our agent, Broadridge, at: 1-800-542-1061, or in writing at: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge will remove you from the householding program within 30 days of receipt of your request, following which you will begin receiving an individual copy of the material.

You can also contact Broadridge at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Other Business

On the date that this Proxy Statement is first made available to shareholders, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the Annual Meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the Annual Meeting.

Shareholder Proposals for 2012 Annual Meeting

Shareholder proposals intended to be presented at the 2012 Annual Meeting of Shareholders, currently scheduled for May 24, 2012, must be received at the Company’s offices at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary, on or before December 16, 2011, to be eligible for inclusion in the Company's 2012 proxy materials.  The inclusion of any such proposal in such proxy materials shall be subject to the requirements of the proxy rules adopted under the Exchange Act, (the “Proxy Rules”).  The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law, and other legal requirements and without seeking to have the proposal included in the Company’s Proxy Statement pursuant to the Proxy Rules.  The Company’s By-Laws provide that the Secretary of the Company must receive any such proposal or nominations for the Company’s 2012 Annual Meeting between January 25 and February 24, 2012 (90 to 120 days before the 2012 Annual Meeting date).  The notice must contain the information required by the Company’s By-Laws.  A proxy may confer discretionary authority to vote on any matter at a meeting if the Company does not receive notice of the matter within the time frame described above. A copy of the Company’s By-Laws is available at the Company’s Web site at www.nelnetinvestors.com under “Corporate Governance” – “Corporate Documents” or is available upon request to:  Nelnet, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Corporate Secretary.  The Chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information referred to under the captions “Compensation Committee Report,” and “Audit Committee Report” (to the extent permitted under the Securities Act of 1933, as amended (the “1933 Act”)) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under the Exchange Act or the 1933 Act, shall not be deemed to be incorporated by reference in any such filing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32324-P10168 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NELNET, INC.

The Board of Directors recommends you vote FOR the following proposals 1, 2, and 3, and for 1 year frequency on proposal 4:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Michael S. Dunlap	▢	▢	▢
1b. Stephen F. Butterfield	▢	▢	▢
1c. James P. Abel	▢	▢	▢
1d. Kathleen A. Farrell	▢	▢	▢
1e. Thomas E. Henning	▢	▢	▢
1f. Brian J. O'Connor	▢	▢	▢
1g. Kimberly K. Rath	▢	▢	▢
1h. Michael D. Reardon	▢	▢	▢

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check the box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ▢

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2011.	▢	▢	▢
3. Approve the advisory resolution on executive compensation.	▢	▢	▢

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of future shareholder advisory votes on executive compensation.	▢	▢	▢	▢

NOTE: By execution of this proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THIS PROXY FOR PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND FOR 1 YEAR FREQUENCY ON PROPOSAL 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date